EXHIBIT 10.30
EXCHANGE AGREEMENT
BY AND AMONG
TRIAD GUARANTY INC.
COLLATERAL INVESTMENT CORP.
AND
THE SHAREHOLDERS OF COLLATERAL INVESTMENT CORP.
LISTED ON THE SIGNATURE PAGES HERETO
Dated as of May 18, 2005

EXCHANGE AGREEMENT
     THIS EXCHANGE AGREEMENT is made as of the 18th day of May, 2005, by and among Triad Guaranty Inc., a Delaware corporation (“Triad”), Collateral Investment Corp., a Delaware corporation (“CIC”), and the shareholders of CIC listed on the signature pages hereto (collectively, the “Principal CIC Shareholders”).
W I T N E S S E T H:
     A. The assets of CIC include 2,573,551 shares (the “Old Triad Shares”) of Triad Common Stock (as hereinafter defined) and certain other assets. The Principal CIC Shareholders own in excess of 51% of the issued and outstanding shares of voting common stock, and own in excess of 37% of the issued and outstanding shares of non-voting common stock, of CIC.
     B. CIC and the Principal CIC Shareholders have proposed that Triad and CIC effect a transaction whereby CIC will transfer to Triad the Old Triad Shares and Triad will transfer to CIC 2,528,514 shares of Triad Common Stock (the “New Triad Shares”) in accordance with Section 2.4(A) (the “Transaction”). Immediately prior to the consummation of this Transaction, CIC will transfer and sell to Collateral Mortgage Ltd. (“CML”) substantially all of its assets, other than the Old Triad Shares, and transfer to CML or otherwise satisfy all indebtedness and other contractual obligations of CIC (the “CML Transaction”). Immediately following consummation of the CML Transaction and this Transaction, CIC intends to distribute all of the New Triad Shares and any remaining distributable assets of CIC to the CIC Shareholders (as herein defined) pursuant to a plan of complete liquidation of CIC (the “Liquidation”). Contemporaneous with the consummation of this Transaction and as a condition to Triad entering into this Agreement, CIC, the Principal CIC Shareholders and Triad are entering into a Share Transfer Restriction Agreement, which provides for certain restrictions on the transfer of the New Triad Shares by the CIC Shareholders, and an Escrow Agreement, which provides for the escrow of certain of the New Triad Shares.
     C. Triad and CIC have determined that this Transaction is advisable and in the best interests of Triad and CIC, respectively, and their respective shareholders.
     D. Triad, CIC and the Principal CIC Shareholders desire to consummate this Transaction upon the terms and subject to the conditions set forth in this Agreement.
     E. CIC and the Principal CIC Shareholders intend that this Transaction and the Liquidation shall constitute a reorganization within the meaning of Section 368(a)(1)(C) and Section 368(a)(2)(G) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and this Exchange Agreement shall constitute a plan of reorganization.
     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE I.
DEFINITIONS
     1.1. Definitions. The following terms shall have the following meanings for the purposes of this Agreement:
          “Affiliate” shall mean, with respect to any specified Person, (i) any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person, (ii) any other Person which is a director, officer or partner, or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, of the specified Person or a Person described in clause (i) of this paragraph, (iii) another Person of which the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (iv) another Person in which the specified Person has a substantial beneficial interest or as to which the specified Person serves as trustee or in a similar capacity or (v) any relative or spouse of the specified Person or any of the foregoing Persons, any relative of such spouse or any spouse of any such relative. For purposes of this Agreement, Triad shall not be deemed an Affiliate of CIC or any Principal CIC Shareholder.
          “Agreement” shall mean this Exchange Agreement, including all exhibits and schedules hereto, as it may be amended from time to time in accordance with its terms.
          “Business Day” shall mean any day of the year other than (1) any Saturday or Sunday or (ii) any other day on which banks located in Winston-Salem, North Carolina are authorized or required to be closed for business.
          “CIC” shall have the meaning set forth in the preamble hereto.
          “CIC Common Stock” shall have the meaning set forth in Section 3.3.
          “CIC Consolidated Financial Statements” shall have the meaning set forth in Section 3.9.
          “CIC Disclosure Schedule” shall mean the schedule delivered by CIC to Triad concurrently with the execution of this Agreement.
          “CIC Escrow Certificates” shall have the meaning set forth in Section 2.4(B).
          “CIC Material Adverse Effect” shall mean with respect to CIC, any event, change, occurrence, development, circumstance or effect that is or would reasonably be expected to be materially adverse to (i) the assets, properties or condition (financial or otherwise) of CIC, or (ii) the ability of such party to consummate the transactions contemplated by this Agreement, provided, however, that the liquidation of CIC following the completion of the Transaction shall be deemed not to have or result in a CIC Material Adverse Effect.
          “CIC Representative” shall have the meaning set forth in Section 9.13.
          “CIC Requisite Vote” shall have the meaning set forth in Section 3.4.

          “CIC Securities” shall have the meaning set forth in Section 3.3.
          “CIC Shareholders” shall mean the holders of the outstanding CIC Common Stock.
          “CIC Shareholder Escrow Certificate” shall have the meaning set forth in Section 2.6(D).
          ”CIC Shareholder Meeting” shall have the meaning set forth in Section 3.4.
          “Closing” shall have the meaning set forth in Section 6.1.
          “Closing Date” means the actual date on which the Closing occurs.
          “CML Transaction” shall have the meaning set forth in the recitals hereto.
          “Code” shall have the meaning set forth in the recitals hereto.
          “Environmental Law” shall have the meaning set forth in Section 3.11.
          “Escrow Agent” shall mean AmSouth Bank, an Alabama banking corporation.
          “Escrow Agreement” shall mean the Escrow Agreement, dated as of the Closing Date, among Triad, CIC, the Principal CIC Shareholders and the Escrow Agent in the form attached hereto as Exhibit A.
          “Escrow Liquidation Notice” shall have the meaning set forth in Section 2.6(D).
          “Escrow Shares” shall have the meaning set forth in Section 2.4(B).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          “Governmental Authority” shall have the meaning set forth in Section 3.6.
          “HSR Act” shall have the meaning set forth in Section 3.6.
          “Indemnified Person” shall mean the Person or Persons entitled to, or claiming a right to, indemnification under Article VIII.
          “Indemnifying Person” shall mean the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under Article VIII.
          “Indemnifying CIC Shareholders” shall mean William T. Ratliff, III and William T. Ratliff, Jr.
          “IRS” shall mean the United States Internal Revenue Service.
          “Law” shall have the meaning set forth in Section 3.7.

          “Liability” shall mean any past, present or future liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute, fixed, contingent or otherwise, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability or obligation for Taxes.
          “Lien” shall mean any lien, Liability, mortgage, charge, restriction, pledge, security interest, option, lease, sublease or right of any third party, other than any restriction arising under federal or state securities laws.
          “Liquidation” shall have the meaning set forth in the recitals hereto.
          “Liquidation Notice” shall have the meaning set forth in Section 2.6(C).
          “Loss” or “Losses” shall mean any and all losses, Liabilities, costs, claims, damages, penalties and expenses (including reasonable attorneys’ fees and expenses and reasonable costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms “Loss” and “Losses” shall include any and all reasonable attorneys’ fees and expenses and reasonable costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity. The amount of any Loss or Losses incurred or suffered by the Indemnified Person shall be calculated after giving effect to (i) any insurance proceeds received by the Indemnified Person with respect to such Loss or Losses and (ii) any net Tax benefit or detriment realized by the Indemnified Person arising from the facts or circumstances giving rise to such Loss or Losses or arising from indemnification for such Loss or Losses.
          “Market Price” shall mean the last quoted sale price for shares of Triad Common Stock on the Nasdaq National Market on the date hereof.
          “New Triad Shares” shall have the meaning set forth in the recitals hereto.
          “No-Action Letter” shall have the meaning set forth in Section 5.1(A).
          “Old Triad Shares” shall have the meaning set forth in the recitals hereto.
          “Person” shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.
          “Plan of Liquidation” shall have the meaning set forth in Section 2.6(B).
          “Principal CIC Shareholders” shall have the meaning set forth in the recitals hereto.
          “Registration Statement” shall have the meaning set forth in Section 5.1(B).
          “Related Agreements” means the Escrow Agreement, the Share Transfer Restriction Agreement and any other document or agreement delivered in connection with this Agreement.
          “Reorganization” means the Transaction, CML Transaction and Liquidation.
          “SEC” shall have the meaning set forth in Section 4.6.

          “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.
          “Share Transfer Restriction Agreement” shall mean the Share Transfer Restriction Agreement, dated as of the Closing Date, among Triad, CIC, the Principal CIC Shareholders and the other signatories thereto in the form attached hereto as Exhibit B.
          “Share Transfer Restriction Agreement Legend” shall mean the legend set forth in Section 2.8(A).
          “Subsidiary” shall mean, with respect to any Person, any corporation or other entity, whether incorporated or unincorporated, of which (i) such Person or any other Subsidiary of such Person is a general partner or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other entity is, directly or indirectly, owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and any one or more of its Subsidiaries.
          “Taxes” shall mean all taxes, charges, fees, duties (including customs duties), levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, goods and services, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, license, payroll, environmental, capital stock, disability, employee’s income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.
          “Tax Return” shall mean any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.
          “Transaction” shall have the meaning set forth in the recitals hereto.
          “Triad” shall have the meaning set forth in the preamble hereto.
          “Triad Common Stock” shall mean the common stock, par value $.01 per share, of Triad.
          “Triad Disclosure Schedule” shall have the meaning set forth in Section 4.4.
          “Triad Indemnified Parties” shall mean Triad, each of its Subsidiaries and Affiliates and each of their respective officers, directors, shareholders, employees, agents and representatives; provided, that in no event shall CIC or any CIC Shareholder be deemed a Triad Indemnified Party.
          “Triad Material Adverse Effect” shall mean with respect to Triad, any event, change, occurrence, development, circumstance or effect that is or would reasonably be expected to be materially adverse to the ability of such party to consummate the transactions contemplated by this Agreement.

          “Triad SEC Reports” shall have the meaning set forth in Section 4.6.
     1.2. Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. References to Articles, Sections, Subsections, Exhibits or Disclosure Schedules shall refer to those portions of this Agreement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit or Schedule to this Agreement. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate.
ARTICLE II.
THE TRANSACTION AND RELATED MATTERS
     2.1. Transfer of Old Triad Shares. Subject to the terms and conditions of this Agreement, at and as of the Closing, CIC shall sell, assign, transfer and deliver to Triad, free and clear of all Liens, the Old Triad Shares and Triad shall acquire, and accept the assignment, transfer and delivery of, the Old Triad Shares.
     2.2. Delivery of Old Triad Shares by CIC. At the Closing, CIC shall effect the transfer of the Old Triad Shares to Triad by delivering to Triad certificates registered in the name of CIC representing all of the Old Triad Shares, which certificates shall be duly endorsed for transfer or accompanied by duly executed stock powers.
     2.3. No Assumption of Debt. Notwithstanding anything else in this Agreement, neither Triad nor any of its Affiliates shall assume or otherwise be liable in respect of, or be deemed to have assumed or otherwise be liable in respect of, any debt, obligation or other Lien of, or claim against, the Old Triad Shares, CIC or any of its Affiliates or shareholders whatsoever.
     2.4. Consideration for Transfer of Old Triad Shares.

          A. At the Closing, as aggregate and complete consideration for the transfer of the Old Triad Shares by CIC to Triad, Triad shall issue to CIC the New Triad Shares.
          B. Triad shall effect the delivery of the New Triad Shares to CIC by delivering (i) to CIC stock certificates registered in the name of CIC representing 2,275,662 of the New Triad Shares and (ii) to the Escrow Agent, on behalf of CIC, stock certificates registered in the name of CIC (the “CIC Escrow Certificates”) representing 252,852 of the New Triad Shares (the “Escrow Shares”), in each case containing the Share Transfer Restriction Agreement Legend. Contemporaneous with such deliveries, CIC shall deliver to the Escrow Agent such reasonable number of duly executed stock powers (undated and in blank, with Medallion guarantee) relating to the Escrow Shares as Triad shall request in order to satisfy the obligations of CIC and the CIC Shareholders under the Escrow Agreement.
          C. The Escrow Shares represented by the CIC Escrow Certificates shall be pledged by CIC to Triad pursuant to the terms of the Escrow Agreement to serve as security for the obligations and liabilities of CIC and the Indemnifying CIC Shareholders set forth in Article VIII. From and after the Liquidation, the Escrow Shares represented by the CIC Escrow Certificates shall be pledged by each of the CIC Shareholders to Triad pursuant to the terms of the Escrow Agreement to serve as security for the obligations and liabilities of CIC and the Indemnifying CIC Shareholders set forth in Article VIII. The release of the Escrow Shares from escrow shall be governed by the terms of the Escrow Agreement.
     2.5. Payment of Transaction Expenses by CIC. CIC and the Indemnifying CIC Shareholders jointly and severally agree to reimburse Triad promptly for all of Triad’s reasonable out-of-pocket costs and reasonable expenses (including securities registration, legal, investment banking, transfer agent and other necessary advisory or professional fees and expenses of Triad and its Board of Directors and any committee thereof) paid and to be paid to unrelated third parties, and documented in summary form by Triad to the reasonable satisfaction of CIC, in connection with this Agreement and the Related Agreements and the transactions provided for herein and therein. CIC and the Indemnifying CIC Shareholders jointly and severally agree to pay all of their own expenses in connection with this Agreement and the Related Agreements and the transactions provided for herein and therein and to pay all sales, use, stamp, transfer, service, recording and like Taxes, if any, imposed by any Governmental Authority in connection with the transfer and assignment of the Old Triad Shares or the New Triad Shares.
     2.6. CML Transaction; CIC Liquidation; Escrow Certificates.
     A. Prior to the Closing of this Transaction, CIC shall complete the CML Transaction.
     B. Within sixty (60) days following the Closing and the consummation of this Transaction and CIC’s and the Escrow Agent’s receipt of the CIC Escrow Certificates pursuant to Section 2.4(B), CIC shall transfer and distribute all of its remaining assets, including the New Triad Shares, to the CIC Shareholders pursuant to resolutions of the Board of Directors of CIC (the “Plan of Liquidation”) furnished to Triad.
     C. Upon consummation of the Liquidation, CIC shall deliver to Triad (i) a written notice to Triad confirming that the Liquidation has occurred and setting forth the number of New Triad Shares (other than the Escrow Shares) that each CIC Shareholder is entitled to receive in connection with the Liquidation (the “Liquidation Notice”) and (ii) certificates registered in the name of CIC representing all of the New Triad Shares (other than the Escrow Shares), which certificates shall be duly endorsed for transfer or accompanied by duly executed stock powers. As soon as practicable following Triad’s receipt of the Liquidation Notice and the certificates representing the New Triad Shares (other than the Escrow Shares) together with confirmation reasonably satisfactory to Triad of each CIC Shareholder’s agreement to the Share Transfer Restriction Agreement and the Escrow Agreement, Triad shall deliver to each such CIC Shareholder one or more certificates registered in the name of each such CIC Shareholder, containing the Share Transfer Restriction Agreement Legend, representing the number of New Triad Shares (other than the Escrow Shares) entitled to be received by such CIC Shareholder as designated by CIC pursuant to the Liquidation Notice.
     D. CIC shall effect the distribution of the Escrow Shares to the CIC Shareholders in the Liquidation by (i) delivering to Triad and the Escrow Agent a written notice confirming that the Liquidation has occurred and setting forth the number of Escrow Shares that each CIC Shareholder is entitled to receive in connection with the Liquidation (the “Escrow Liquidation Notice”) and (ii) delivering to Triad such reasonable number of duly executed stock powers (undated and in blank, with Medallion guarantee) from each CIC Shareholder as Triad shall request, which stock powers shall relate to the Escrow Shares to be received by such CIC Shareholder as designated by CIC pursuant to the Escrow Liquidation Notice. As soon as practicable following Triad’s receipt of the Escrow Liquidation Notice and the stock powers from each CIC Shareholder relating to the Escrow Shares, (i) Triad shall deliver to the Escrow Agent the certificates evidencing the Escrow Shares to which the CIC Shareholders are entitled as designated by CIC pursuant to the Escrow Liquidation Notice (each, a “CIC Shareholder Escrow Certificate”), accompanied by each CIC Shareholder’s duly executed stock powers relating to the Escrow Shares, which certificates shall replace the CIC Escrow Certificates held by the Escrow Agent in the Escrow Fund (as defined in the Escrow Agreement) and (ii) Triad and the Escrow Agent shall cause the CIC Escrow Certificates to be cancelled.
     2.7. No Fractional Shares.
     A. No certificates representing fractional shares of Triad Common Stock shall be issued in connection with this Transaction.
     B. In lieu of the distribution by CIC to the CIC Shareholders of any fractional New Triad Shares in connection with the Liquidation, CIC shall specify the manner of distributing the New Triad Shares to the CIC Shareholders such that each CIC Shareholder shall receive a whole number of New Triad Shares.

     C. In lieu of the deposit by Triad, on behalf of CIC or the CIC Shareholders, as the case may be, with the Escrow Agent of any fractional New Triad Shares designated as Escrow Shares in connection with the Escrow Agreement, the number of shares to be so deposited as Escrow Shares thereunder shall be rounded up to the nearest whole share. The Escrow Liquidation Notice provided by CIC to Triad and the Escrow Agent upon the consummation of the Liquidation shall provide for each CIC Shareholder to be entitled to receive a whole number of Escrow Shares.
     2.8. Transfer Legends. For so long as the restrictions described below are applicable to such shares as determined by Triad in Triad’s reasonable discretion: each certificate of Triad Common Stock representing New Triad Shares (including the Escrow Shares) shall be stamped or otherwise imprinted with a Share Transfer Restriction Agreement Legend in substantially the following form:
“The sale, transfer or other disposition of the shares represented by this certificate prior to                      is subject to, and may not be made except in compliance with, the conditions specified in a Share Transfer Restriction Agreement with Triad Guaranty Inc. (the “Company”). A copy of the Share Transfer Restriction Agreement is on file and may be inspected at the principal office of Triad and will be furnished by Triad to the holder hereof upon request and without charge.”
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF CIC
AND THE INDEMNIFYING CIC SHAREHOLDERS
          CIC and the Indemnifying CIC Shareholders jointly and severally represent and warrant to Triad as of the date of this Agreement as follows:
     3.1. Organization, Standing and Qualification of Company. CIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own or lease its properties and to carry on its business as now being conducted. CIC is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a CIC Material Adverse Effect.
     3.2. Company Subsidiaries. As of the Closing, CIC will have no Subsidiaries and, except for the Old Triad Shares, CIC will have no other direct or indirect equity or similar interest or other investment in any corporation, partnership, joint venture, limited liability company or other entity. Any such other interest or other investment shall, as of the Closing, have been transferred or otherwise disposed of pursuant to the CML Transaction.
     3.3. Capital Stock. The authorized capital stock of CIC consists of 7,250 shares of voting common stock, $0.01 par value, and 72,500 shares of non-voting common stock, $0.01 par value, of which 6,976.56 shares of voting common stock and 68,257.70 shares of non-voting common stock (collectively, the “CIC Common Stock”) are issued and outstanding as of the date hereof. All of the issued and outstanding shares of CIC Common Stock have been validly issued and are fully paid and non-assessable and free of preemptive rights and all rights of first refusal or first offer. Section 3.3 of the CIC Disclosure Schedule contains a complete and correct list of each stockholder of CIC, the corresponding number of shares of CIC Common Stock held by such stockholder and the address for each stockholder. CIC has no stock option plan or stock option agreement. Except as set forth above or as reflected in Section 3.3 of the CIC Disclosure Schedule, there are outstanding (1) no shares of capital stock or other voting securities of CIC, (2) no securities of CIC convertible into, exercisable or exchangeable for shares of capital stock or voting securities of CIC, (3) no options, warrants or other rights to acquire from CIC, and no obligations of CIC to issue, any capital stock, voting securities or securities convertible into, exercisable or exchangeable for capital stock or voting securities of CIC, and (4) no equity equivalents, or interests in the ownership or earnings, of CIC or other similar rights (including stock appreciation rights) (collectively, “CIC Securities”). There are no outstanding obligations of CIC or any CIC Shareholder to repurchase, redeem or otherwise acquire any CIC Securities. Except as set forth in Section 3.3 of the CIC Disclosure Schedule, there are no shareholder agreements, voting trusts or other agreements or understandings to which CIC or any CIC Shareholder is a party or by which either is bound relating to the voting or disposition of any CIC Securities. No bonds, debentures, notes or other indebtedness of CIC granted to the holders thereof the right to vote on any matters on which holders of capital stock of CIC generally may vote.
     3.4. Authorization. The Board of Directors of CIC has (a) adopted resolutions approving this Agreement, the Related Agreements, the CML Transaction and the Plan of Liquidation and declaring their advisability and approving the Transaction and all other transactions contemplated hereby and thereby and (b) authorized the execution and delivery of this Agreement, the Related Agreements, the documents related to the CML Transaction and the Plan of Liquidation and has directed by resolution that this Agreement, the CML Transaction and the Plan of Liquidation be submitted to a vote of the holders of voting CIC Common Stock taken at a meeting called for the purpose of considering and acting upon this Agreement, the CML Transaction and the Plan of Liquidation (the “CIC Shareholder Meeting”), and has not withdrawn or modified such approval or resolutions. CIC has all necessary corporate power and authority to enter into this Agreement, the Related Agreements, the CML Transaction and the Plan of Liquidation and, subject to obtaining all required regulatory and stockholder approvals, to consummate the transactions contemplated hereby and thereby. A vote by the majority of the issued and outstanding shares of voting CIC Common Stock (the “CIC Requisite Vote”) is the only vote of the holders of any class or series of capital stock of CIC necessary to adopt this Agreement, the CML Transaction and the Plan of Liquidation and approve the transactions contemplated hereby and thereby. No other vote or consent of the stockholders of CIC is required by Law, the certificate of incorporation or bylaws of CIC or otherwise in order for CIC to adopt this Agreement, the CML Transaction and the Plan of Liquidation or to approve the transactions contemplated hereby or thereby. Subject to the CIC Requisite Vote, the execution and delivery of this Agreement, the CML Transaction and the Plan of Liquidation have been duly authorized by all necessary corporate action on behalf of CIC. Subject to the CIC Requisite Vote, this Agreement, the CML Transaction and the Plan of Liquidation have been duly and validly executed and delivered by CIC and constitute the valid and legally binding obligations of CIC, enforceable against it in accordance with their respective terms, except to the extent such enforceability is limited by bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors rights generally and subject to general principles of equity. The Principal CIC Shareholders have all necessary power and authority to enter into this Agreement and the Related Agreements and, subject to obtaining any required regulatory approvals, to consummate the transactions contemplated hereby and thereby.
     3.5. Certificate of Incorporation and Bylaws. CIC has delivered to Triad true and complete copies of its certificate of incorporation and bylaws as in effect as of the date hereof. CIC is not in default under its certificate of incorporation or bylaws or any similar charter documents.
     3.6. Consents and Approvals. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, state securities or blue sky laws and the consents and approvals listed in Section 3.6 of the CIC Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any local, state, federal or foreign court, government, governmental department, commission, instrumentality, board, tribunal, administrative or regulatory body, agency or authority, including the Internal Revenue Service and other taxing authorities (a “Governmental Authority”), or any other Person is necessary for the consummation by CIC of this Transaction, the CML Transaction and the Liquidation. No filing in connection with the Transaction or Liquidation is required of CIC or any Indemnifying CIC Shareholder pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     3.7. Defaults and Conflicts. Subject to the receipt of all consents and approvals contemplated by this Agreement, the Related Agreements, including Section 3.6 of the CIC Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, including the CML Transaction and the Liquidation, or the fulfillment of and compliance with the terms and provisions hereof or thereof will: (a) violate any material judicial, administrative or arbitral order, writ, decree, award, judgment, ordinance, injunction, decree, law, permit, statute, rule or regulation enacted or promulgated by any Governmental Authority or arbitrator (“Law”) applicable to CIC; (b) conflict with or result in any breach of any provision of the respective terms, conditions or provisions of the certificate of incorporation or bylaws (or similar charter documents) of CIC; (c) conflict with, result in a material breach of, constitute a default under or accelerate or permit the acceleration of the performance required by, any indenture or any agreement or other instrument to which CIC is a party or by which CIC is bound; (d) result in the creation of any material Lien, charge or encumbrance upon any of the assets of CIC under any such agreement or instrument; or (e) terminate or give any party thereto the right to terminate any such indenture, agreement or instrument. Except as set forth in Section 3.7 of the CIC Disclosure Schedule, no consent of any third party to any indenture, agreement or other instrument to which CIC is a party is required in connection with this Transaction, the CML Transaction and the Liquidation.
     3.8. Title to Old Triad Shares. Except as set forth in Section 3.8 of the CIC Disclosure Schedule, CIC owns all of the Old Triad Shares beneficially and of record, and has full power and authority to convey, free and clear of all Liens, the Old Triad Shares. At the Closing, upon the delivery and transfer by Triad to CIC and the Escrow Agent, as provided in Section 2.4(B), of certificates for the New Triad Shares, CIC will convey to Triad, and Triad will receive, good, valid and marketable title to the Old Triad Shares, free and clear of all Liens (other than those which arise out of actions taken exclusively by Triad). The assignments, endorsements, stock powers and other instruments of transfer delivered by CIC to Triad at the Closing will be sufficient to transfer to Triad the entire interest, legal and beneficial, in the Old Triad Shares. Except for this Agreement, there is no subscription, option, warrant, call, conversion or other right, commitment or contract of any nature obligating CIC or any CIC Shareholder or any Affiliate of CIC or any CIC Shareholder to transfer or sell, or cause the transfer or sale of, any Old Triad Shares. There are no voting agreements, voting trust agreements, proxies or shareholder or similar agreements relating to the Old Triad Shares.
     3.9. CIC Consolidated Financial Statements
     A. CIC has made available to Triad true, correct and complete copies of the audited consolidated balance sheets, audited consolidated income statements, audited consolidated statements of change in stockholders equity and audited consolidated statements of cash flows of CIC and its Subsidiaries as of and for the fiscal years ended December 31, 2004 and 2003 (all such financial statements referred to in this paragraph (A), collectively, the “CIC Consolidated Financial Statements”).
     B. The CIC Consolidated Financial Statements (including the notes thereto) have been prepared in accordance with GAAP and are accurate, complete and present fairly, in all material respects, the financial condition of CIC and its Subsidiaries on a consolidated basis as at such dates and the results of operations, changes in stockholder equity and cash flows of CIC and its Subsidiaries on a consolidated basis for such periods.
     C. Since December 31, 2004, there has not been a CIC Material Adverse Effect.
     3.10. Undisclosed Liabilities. Neither CIC nor any of its Subsidiaries has any Liability (and to the knowledge of CIC and the Indemnifying CIC Shareholders, there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth in the CIC Consolidated Financial Statements, and (ii) Liabilities which have arisen since December 31, 2004 in the ordinary course of business consistent with past practice (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of Law or arose out of any charge, complaint, action, suit, proceedings, hearing, investigation, claim, or demand or could, individually or in the aggregate, reasonably be likely to have a CIC Material Adverse Effect).
     3.11. Environmental Issues. Neither CIC nor any of its Subsidiaries has any Liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, including under any federal, state, and local laws, regulations and requirements currently in force relating to the protection of natural resources, the environment and public and employee health and safety or pollution or the release of or exposure to hazardous materials (collectively, “Environmental Laws”).

     3.12. Litigation. Except as set forth in Section 3.12 of the CIC Disclosure Schedule, there is no action, suit, arbitration, mediation, investigation or proceeding pending against or, to the knowledge of CIC and the Indemnifying CIC Shareholders, threatened against or affecting CIC, any of its Subsidiaries or the Old Triad Shares, at law or in equity, or before any Governmental Authority or administrative body or agency or before any arbitrator, including under any Environmental Laws. Neither CIC nor any of its Subsidiaries is in default with respect to any order, writ, award, judgment, injunction or decree of any Governmental Authority or arbitrator applicable to it.
     3.13. Compliance with Laws. CIC and each of its Subsidiaries has complied and is currently in compliance in all material respects with all Laws applicable to their respective businesses, properties and assets.
     3.14. Employee Benefit Plans. Except as set forth in Section 3.14 of the CIC Disclosure Schedule, CIC and its Subsidiaries have no employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), nor any other plan, arrangement and agreement providing employee benefits, that covers current or former employees of CIC or any Affiliate thereof and is presently maintained by CIC or any Affiliate thereof or by any trade or business, whether or not incorporated, which together with CIC or any of its Subsidiaries would be deemed a “single employer” within the meaning of Section 4001 of ERISA.
     3.15. Taxes.
     A. All Tax Returns required to be filed with the appropriate taxing authorities have been duly and timely filed or will be filed timely by or on behalf of CIC and each of its Subsidiaries and all Taxes have been paid or provided for in full, and all such filed Tax Returns are true, complete and accurate in all material respects;
     B. There are no Liens for Taxes upon the assets of CIC or any of its Subsidiaries except statutory liens for Taxes not yet due;
     C. There are no outstanding deficiencies in respect of Taxes asserted or threatened or assessments of Taxes made or threatened, nor any administrative or judicial proceedings pending or threatened concerning Taxes, with respect to CIC or any of its Subsidiaries;
     D. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Returns required to be filed with respect to CIC or any of its Subsidiaries;
     E. Neither CIC nor any of its Subsidiaries has taken, agreed to take or will take any action that would prevent this Transaction and the Liquidation from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code; and
     F. Neither CIC nor any of its Subsidiaries currently is, has been within the last five (5) years, or anticipates becoming, a “United States real property holding corporation” within the meaning of Section 897(c) of the Code.

     3.16. Finder and Investment Bankers. Except as set forth in Section 3.16 of the CIC Disclosure Schedule, CIC has not retained any broker, finder or other agent or incurred any Lien for any brokerage fees, commissions or finders’ fees with respect to this Transaction.
     3.17. Investment Company. Neither CIC nor any of its Subsidiaries is, nor as a result of the Transaction and/or the CML Transaction will be, an “investment company” as defined under the Investment Company Act of 1940, as amended.
     3.18. Historical Operations. CIC has never conducted any business or operations other than operating as a holding company with respect to certain Subsidiaries of CIC and holding real estate assets comprised of mortgage loans and residual securities issued pursuant to the securitization of real estate assets, all of which operations are reflected in the CIC Financials.
     3.19. No Assets/Liabilities. As of the Closing, CIC shall have no assets or liabilities, except for (i) the Old Triad Shares, (ii) cash and (iii) certain Tax liabilities. Such cash shall be in an amount sufficient to cover such Tax liabilities.
     3.20. No Extraordinary Distributions. Except as set forth in Section 3.20 of the CIC Disclosure Schedule, within the past three years CIC has made no distributions or dividends to its shareholders and has not authorized any such distribution or dividend, other than the distribution of the New Triad Shares to the CIC Shareholders as contemplated by the Plan of Liquidation.
     3.21. Reorganization. This Transaction and the Liquidation will qualify as a reorganization under Section 368(a)(1)(C) and Section 368(a)(2)(G) that is tax-free to CIC and Triad.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF TRIAD
          Triad hereby represents and warrants to CIC and each of the Indemnifying CIC Shareholders as follows:
     4.1. Organization of Triad. Triad is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own or lease its properties and to carry on its business as now being conducted.
     4.2. Capital Stock. The authorized capital stock of Triad consists of 32,000,000 shares of Triad Common Stock, of which approximately 14,684,645 shares are issued and outstanding as of April 1, 2005 and 1,000,000 shares of preferred stock, par value $.01 per share of which no shares are issued and outstanding as of the date hereof. The New Triad Shares, when issued and delivered to CIC as consideration for the Old Triad Shares pursuant to the terms of this Agreement, will be (i) validly issued and outstanding, fully paid and nonassessable, (ii) free of preemptive rights and (iii) free and clear of any and all Liens (other than Liens, if any, which arise under any securities Law or the terms of the Escrow Agreement or the Share Transfer Restriction Agreement or which arise out of other actions taken by CIC or the Principal CIC Shareholders).

     4.3. Authorization. The Board of Directors of Triad (upon the advice of the Special Committee to the Board of Directors) (a) has adopted resolutions approving this Agreement and the Related Agreements to which Triad is a party and declaring their advisability and approving the Transaction and all other transactions contemplated hereby and thereby and (b) has authorized the execution and delivery of this Agreement and the Related Agreements to which Triad is a party by Triad. Triad has all necessary corporate power and authority to enter into this Agreement and the Related Agreements to which Triad is a party and, subject to obtaining all required regulatory approvals, to consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements to which Triad is a party have been duly executed and delivered by Triad and constitutes the valid and legally binding obligation of Triad, enforceable against Triad in accordance with its terms, except to the extent such enforceability is limited by bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors rights generally and subject to general principles of equity.
     4.4. Regulatory Consents and Approvals. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, and the consents and approvals listed in Section 4.4 of the schedule delivered by Triad to CIC concurrently with the execution of this Agreement (the “Triad Disclosure Schedule”), no filing with or notice to, and no permit, authorization, consent or approval of, a Governmental Authority is necessary for the consummation by Triad of the transactions contemplated hereby.
     4.5. Defaults and Conflicts. Subject to the receipt of all consents and approvals contemplated by this Agreement or Section 4.4 of the Triad Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or the fulfillment of and compliance with the terms and provisions hereof will: (a) violate any material Law applicable to Triad; (b) conflict with or result in any breach of any provision of the respective terms, conditions or provisions of the certificate of incorporation or bylaws of Triad; (c) conflict with or result in any material breach of any provision of the respective terms, conditions or provisions of any license, certificate, authorization, or permit of Triad; or (d) conflict with, result in a material breach of, constitute a default under or accelerate or permit the acceleration of the performance required by, any indenture or any material agreement or other instrument to which Triad is a party or by which Triad is bound.
     4.6. SEC Reports. Since January 1, 2003, Triad has made all required filings with the Securities Exchange Commission (the “SEC”) under the Securities Act and the Exchange Act (“Triad SEC Reports”). As of their respective filing dates, each of the Triad SEC Reports complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     4.7. Finder and Investment Bankers. Except as set forth in Section 4.7 of the Triad Disclosure Schedule, neither Triad nor any of its Subsidiaries has retained any broker, finder or other agent or incurred any liability for any brokerage fees, commissions or finders’ fees with respect to this Transaction.

     4.8. Fairness Opinion. The Special Committee of the Board of Directors of Triad has received a fairness opinion acceptable to it from Cochran Coronia & Co. with respect to the Transaction.
ARTICLE V.
COVENANTS
     5.1. Registration of New Triad Stock; No-Action Letter.
     A. Triad agrees to use commercially reasonable efforts to obtain a no-action letter (the “No-Action Letter”) from the SEC expressing the SEC staff’s position that:
          (i) The Reorganization is not a “sale” of securities under Section 2(3) of the Securities Act, and that Rule 145 of the Securities Act does not apply to the Reorganization; or confirm that it will not recommend to the Commission any enforcement action if the Reorganization is effected without registration of the New Triad Shares under Section 5 of the Securities Act; and
          (ii) The CIC stockholders, as well as any transferees (such as trust beneficiaries) who are entitled to tack such stockholders’ holding periods, may tack the holding period of CIC for the Old Triad Shares and New Triad Shares when determining their own holding period under Rule 144(d) and Rule 144(k) of the Securities Act for the New Triad Shares received by such stockholders in the Liquidation.
     B. If Triad is unable to obtain the No-Action Letter, Triad shall file a registration statement (the “Registration Statement”) under the Securities Act on the appropriate form covering Triad’s issuance of the New Triad Shares, CIC’s distribution of the New Triad Shares to the CIC Shareholders in the Liquidation and/or the resale of the New Triad Shares by the CIC Shareholders following the Liquidation, as may be applicable, and use commercially reasonable efforts to cause such Registration Statement to become effective prior to the Closing Date.
     5.2. Implementing Agreement. Subject to the terms and conditions hereof, each party hereto shall take all action required of it to fulfill its obligations under the terms of this Agreement and the Related Agreements and shall otherwise use all commercially reasonable efforts, including meeting with rating agencies to review the effect of the Transaction on Triad, to facilitate the consummation of the transactions contemplated hereby and thereby. Each party hereto agrees that he, she or it will take no action that would have the effect of preventing or impairing the performance by any party hereto of its respective obligations under this Agreement or the Related Agreements.
     5.3. Press Release. Promptly following the execution of this Agreement, Triad shall issue a press release to announce this Transaction in consultation with, and with the reasonable approval of, CIC. Neither CIC nor any of the Principal CIC Shareholders shall make any public announcement regarding this Transaction without obtaining Triad’s prior written consent.

     5.4. Tax Matters. Prior to and following the Closing, CIC and the Indemnifying CIC Shareholders shall use their respective best efforts to ensure that the Transaction is tax-free to CIC and Triad. Following the Closing, CIC and the Indemnifying CIC Shareholders shall make available to Triad such records as Triad may request for the preparation of any Tax Returns or other similar reports or forms required to be filed by Triad and such records as Triad may require in connection with the defense of any audit, appeal or litigation of any such Tax Return or other similar report or form, in each case relating to CIC, this Transaction, the Old Triad Shares. CIC, the Indemnifying CIC Shareholders and Triad shall cooperate with one another in any such audit, examination, appeal or litigation. CIC, the Indemnifying CIC Shareholders and Triad agree to file all Tax Returns consistent with this Transaction and the Liquidation qualifying as a reorganization under Section 368(a)(1)(C) and Section 368(a)(2)(G) of the Code that is tax-free to CIC and Triad.
     5.5. Shareholder Transfer Restriction Agreement and Escrow Agreement. Following the Closing and prior to the distribution of the New Triad Shares by CIC to the CIC Shareholders in the Liquidation, CIC shall use commercially reasonable efforts to obtain the signature of each CIC Shareholder evidencing such CIC Shareholder’s agreement to the terms of the Share Transfer Restriction Agreement and the Escrow Agreement and shall provide Triad with copies thereof. It shall be a condition to the obligation of Triad to issue certificates for New Triad Shares to such CIC Shareholder as contemplated by Sections 2.6(C) and (D) above that it has obtained such agreement from the CIC Shareholder.
ARTICLE VI.
CLOSING
     6.1. Closing. The closing of this Transaction (the “Closing”) shall take place (i) at the offices of Lord, Bissell & Brook LLP, following satisfaction or waiver of the last condition to the Closing set forth in Article VII, or (ii) at such other place, time or date as the parties may mutually determine in writing.
     6.2. Deliveries by CIC. At the Closing, in addition to any other documents or agreements required under this Agreement, CIC and the Principal CIC Shareholders shall deliver to Triad the following:
     A. certificates registered in the name of CIC representing all of the Old Triad Shares, which certificates shall be duly endorsed for transfer or accompanied by duly executed stock powers;
     B. the Escrow Agreement, duly executed by CIC, each Principal CIC Shareholder and the Escrow Agent;
     C. the Share Transfer Restriction Agreement, duly executed by each Principal CIC Shareholder and CIC;
     D. a certificate of the Secretary of CIC certifying resolutions of the board of directors and shareholders of CIC approving and authorizing the execution, delivery and performance of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby and approving and adopting the Plan of Liquidation and approving the CML Transaction (together with an incumbency and signature certificate regarding the officer(s) signing any documents or agreements on behalf of CIC);
     E. the certificate of incorporation of CIC certified by the Secretary of State or equivalent Person of the State of Delaware, and the by-laws or similar instrument of CIC, certified by its Secretary;
     F. a certificate of good standing of CIC from the State of Delaware;
     G. an opinion, dated the Closing Date, of Maynard, Cooper & Gale, P.C., 2400 AmSouth/Harbert Plaza, 1901 Sixth Avenue North, Birmingham, Alabama 35203, counsel to CIC and the Principal CIC Shareholders, to the effect set forth in Exhibit C attached hereto (which opinion shall include any certificates of CIC or the Principal CIC Shareholders to be relied upon in such opinion);
     H. documentation reasonably satisfactory to Triad confirming completion of the CML Transaction;
     I. payment to Triad by check or wire transfer covering all costs and expenses required to be reimbursed by CIC pursuant to Section 2.5 of this Agreement and not previously paid; provided, that only those costs and expenses set forth in a written notification received by CIC no later than two (2) Business Days prior to Closing must be paid at Closing;
     J. the compliance certificate described in Section 7.2(C); and
     K. such other documents and instruments as may be required by any other provision of this Agreement, or any other agreement related to this Transaction or as may reasonably be required to consummate the transactions contemplated by this Agreement.
     6.3. Deliveries by Triad.
     A. At the Closing, Triad shall deliver to CIC and the Principal CIC Shareholders the following:
          (i) certificates registered in the name of CIC representing all of the New Triad Shares (other than the Escrow Shares);
          (ii) the Escrow Agreement, duly executed by Triad;
          (iii) the Share Transfer Restriction Agreement, duly executed by Triad;
          (iv) a certificate of the Secretary of Triad certifying resolutions of the board of directors of Triad approving and authorizing the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing any documents or agreements on behalf of Triad); and
          (v) the compliance certificate described in Section 7.3(C).
     B. At the Closing, Triad shall deliver to the Escrow Agent certificates registered in the name of CIC representing the Escrow Shares.
ARTICLE VII.
CONDITIONS TO CLOSING
     7.1. Conditions Precedent to Obligations of Each Party. The respective obligations of each party to consummate the Closing are subject to satisfaction or waiver of the following conditions on or prior to the Closing Date:
     A. No Injunctions or Restraints. No preliminary or permanent injunction or order shall be in effect that prevents or makes illegal the consummation of the Closing.
     B. Consents and Approvals of Governmental Authorities. All consents, approvals, authorizations, licenses, permits and orders of, and registrations and filings with, and notices to, any Governmental Authority required in connection with the consummation of this Transaction, the CML Transaction and the Liquidation shall have been duly obtained, made or given and shall be in full force and effect at the Closing and all statutory waiting periods in respect thereof shall have expired.
     7.2. Conditions Precedent to Obligation of Triad. The obligation of Triad to consummate the Closing is subject to satisfaction or waiver by Triad of the following conditions on or prior to the Closing Date:
     A. Representations and Warranties. The representations and warranties of CIC and the Indemnifying CIC Shareholders set forth in this Agreement shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “CIC Material Adverse Effect” contained therein) as of the date hereof and as of the Closing Date (except to the extent any such representation and warranty speaks as of an earlier date, in which event such representation and warranty shall be true and correct as of such date).
     B. Performance of Obligations by CIC and the Principal CIC Shareholders. All of the terms, covenants and conditions of this Agreement to be complied with and performed by CIC and the Principal CIC Shareholders on and/or prior to the Closing Date shall have been complied with and performed by CIC and the Principal CIC Shareholders in all material respects.
     C. Compliance Certificate. CIC and the Indemnifying CIC Shareholders shall have delivered to Triad a certificate dated the Closing Date and signed by or on behalf of CIC and each Indemnifying CIC Shareholder certifying that the conditions specified in Section 7.2(A) and Section 7.2(B) have been fulfilled.

     D. Consents. CIC and the Principal CIC Shareholders shall have received all consents, authorizations and/or approvals necessary for the consummation of the Transaction, the CML Transaction and the Liquidation, including those described in Section 3.6 or Section 3.7 of the CIC Disclosure Schedule, no such consent, authorization or approval shall have been revoked and no such consent, authorization or approval shall impose any condition or limitation on CIC or the Principal CIC Shareholders that would adversely affect the ability of CIC and the Principal CIC Shareholders to consummate this Transaction, the CML Transaction and the Liquidation.
     E. No Proceedings. There shall not be pending any action, suit, proceeding or investigation by any Person that, in the reasonable opinion of Triad’s outside counsel has a reasonable possibility of an adverse outcome, and which if successful would (i) prohibit this Transaction, the CML Transaction or the Liquidation and/or (ii) have a CIC Material Adverse Effect.
     F. Registration Rights Agreement. The Registration Agreement dated October 18, 1993 by and among Triad, CIC and CML shall have been amended to the extent necessary to eliminate the New Triad Shares.
     G. Transaction Documents. CIC and each of the Principal CIC Shareholders shall have executed and delivered each of the Related Agreements.
     H. Closing Deliveries. CIC shall have delivered all the items set forth in Section 6.2.
     7.3. Conditions Precedent to Obligations of CIC and the Principal CIC Shareholders. The obligation of CIC and the Principal CIC Shareholders to consummate the Closing is subject to satisfaction or waiver by CIC and the Principal CIC Shareholders of the following conditions on or prior to the Closing Date:
     A. Representation and Warranties. The representations and warranties of Triad set forth in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Triad Material Adverse Effect” contained therein) in all material respects as of the date hereof and as of the Closing Date (except to the extent any such representation and warranty speaks as of an earlier date, in which event such representation and warranty shall be true and correct as of such date).
     B. Performance of Obligations by Triad. All of the terms, covenants and conditions of this Agreement to be complied with and performed by Triad on and/or prior to the Closing Date shall have been complied with and performed by Triad in all material respects.
     C. Compliance Certificate. Triad shall have delivered to CIC a certificate dated the Closing Date and signed by an officer of Triad certifying that the conditions specified in Section 7.3(A) and Section 7.3(B) have been fulfilled.

     D. No-Action Letter; Registration Statement. Triad shall have obtained the No-Action Letter or, alternatively, the Registration Statement shall have been declared effective by the SEC and no stop order shall be in effect.
     E. Transaction Documents. Triad shall have executed and delivered this Agreement and each of the Related Agreements.
     F. Closing Deliveries. Triad shall have delivered all the items set forth in Section 6.3.
ARTICLE VIII.
INDEMNIFICATION
     8.1. Survival. All of the representations and warranties, covenants and agreements of the parties hereto contained herein and in the Related Agreements, other than the Share Transfer Restriction Agreement, shall survive forever.
     8.2. Indemnification by CIC and the Indemnifying CIC Shareholders. CIC and the Indemnifying CIC Shareholders jointly and severally agree to indemnify each of the Triad Indemnified Parties against, and agree to hold each of the Triad Indemnified Parties harmless from, any and all Losses incurred or suffered by any or all of the Triad Indemnified Parties arising out of or in connection with any of the following:
     A. any breach of or any inaccuracy in (or any third party claim involving an alleged breach of or inaccuracy in) any representation or warranty made by CIC or any Indemnifying CIC Shareholder in this Agreement or any Related Agreement; provided, however, for the purpose of identifying breaches of or inaccuracies with respect to representations and warranties, any materiality or material adverse effect qualifications to such representations and warranties shall be ignored;
     B. any breach (or any third party claim involving an alleged breach) by CIC or any Principal CIC Shareholder of or failure (or any third party claim involving an alleged failure) by CIC or any Principal CIC Shareholder to perform any covenant, agreement or obligation of CIC or any CIC Shareholder in this Agreement or any Related Agreement or pursuant to the Plan of Liquidation or any agreement relating to the CML Transaction;
     C. any Lien of CIC or any of its past, present or future Subsidiaries or Affiliates, including any Lien that relates to, or that arises out of, any act, omission or event that occurred or any condition, situation or set of circumstances that existed prior to, on or following the Closing Date;
     D. any act or omission of, or any event, condition, situation or set of circumstances relating to or involving, CIC or any of its past, present or future Subsidiaries or Affiliates, or any of their respective officers, directors, shareholders, employees, agents or representatives in their capacities as such;

     E. the Transaction, except to the extent Triad is required to indemnify CIC or the Indemnifying CIC Shareholders therefor pursuant to Section 8.3;
     F. the CML Transaction;
     G. without limiting the generality of clauses (C) — (F) above, any Lien for Taxes of, or attributable to, CIC or any of its past, present or future Subsidiaries or Affiliates, for taxable periods ending prior to, on or following the Closing Date, including any Taxes resulting from the consummation of this Transaction or the Liquidation;
     H. any audit, examination or investigation of this Transaction or the Liquidation by any Governmental Authority, including the IRS or any other tax authorities;
     I. the bulk sales Laws of any jurisdiction applicable to this Transaction and any Laws of any jurisdiction imposing liability on Triad for CIC’s Taxes, including the failure to comply with any such Laws; or
     J. any assertion of appraisal or similar rights pursuant to any Law or otherwise by any of the CIC Shareholders in their capacities as such.
     8.3. Indemnification by Triad. Triad agrees to indemnify CIC and the Indemnifying CIC Shareholders against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by any or all of them arising out of or in connection with any of the following:
     A. any breach of or any inaccuracy in (or any third party claim involving an alleged breach of or inaccuracy in) any representation or warranty made by Triad in this Agreement or any Related Agreement; or
     B. any breach (or any third party claim involving an alleged breach) by Triad of or failure (or any third party claim involving an alleged failure) by Triad to perform any covenant, agreement or obligation of Triad in this Agreement or any Related Agreement.
     8.4. Claims. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement or any Related Agreement, or the commencement of any suit, action or proceeding, of the type described in Section 8.5 or Section 8.6, the Indemnified Person shall give notice to the Indemnifying Person of such claim; provided, that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article VIII, except to the extent the Indemnifying Person shall have been materially prejudiced thereby.
     8.5. Notice of Third Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto (other than by a Governmental Authority with respect to Taxes) in respect of which indemnity may be sought under this Agreement or any Related Agreement; provided, that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article VIII, except to the extent the Indemnifying Person shall have been materially prejudiced thereby. The Indemnifying Person may, at its own expense, (a) participate in the defense of any such claim, suit, action or proceeding and (b) upon notice to the Indemnified Person and the Indemnifying Person’s delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification pursuant to Section 8.2 or Section 8.3 for all Losses arising out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss resulting therefrom, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof, provided, that (i) the Indemnifying Person’s counsel is reasonably satisfactory to the Indemnified Person and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person’s reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person’s counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action, proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.
     8.6. Disputes Related to Taxes. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding against Triad, by any Governmental Authority with respect to Taxes for which indemnity may be sought by any Triad Indemnified Party under this Agreement or any Related Agreement; provided, that the failure of the Triad Indemnified Party to give notice shall not relieve the Indemnifying Person of its obligations under this Article VIII except to the extent the Indemnifying Person shall have been materially prejudiced thereby. The Indemnifying Person may, upon notice to the Triad Indemnified Party delivered within thirty (30) calendar days after delivery of such notice from the Triad Indemnified Party, and the Indemnifying Person delivering to the Triad Indemnified Party, within such thirty (30) calendar days, a written agreement that the Triad Indemnified Party is entitled to indemnification pursuant to Section 8.2 for all Losses arising out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss resulting therefrom, require Triad to contest any such claim, suit, action or proceeding; provided that (i) the Indemnifying Person shall have furnished to Triad an opinion of independent tax counsel selected by the Indemnifying Person and approved by Triad to the effect that substantial authority exists for such contest, (ii) Triad shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the Governmental Authority in respect of such claim, suit, action or proceeding and may determine, at its sole option, to either pay the Tax claims and sue for a refund or contest the claim in any appropriate forum, considering in good faith such requests as the Indemnifying Person shall make concerning the most appropriate forum in which to proceed and other related matters, provided that the Indemnifying Person may, at its own expense, participate in all such proceedings and provided further that Triad shall not settle or compromise any such claim, suit, action or proceeding without the approval of the CIC Representative (acting on behalf of the Indemnifying Person), which approval shall not be unreasonably withheld, and (iii) if Triad shall determine to pay the Tax claimed and sue for a refund, the Indemnifying Person shall advance to Triad all Losses incurred or suffered by Triad in connection therewith. Nothing contained in this Section 8.6 shall require Triad to contest a claim which it would otherwise be required to contest if Triad releases the Indemnifying Person from any liability under Section 8.2 for Losses incurred or suffered in connection therewith. Whether or not Triad chooses to contest or pay (and sue for a refund with respect to) any such claim, suit, action or proceeding, all of the parties hereto shall cooperate and consult with each other with respect to the resolution of any such claim, suit, action or proceeding.
     8.7. Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in Section 8.5 or Section 8.6 shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, that no obligation, restriction or Loss shall be imposed on the Indemnified Person or the Indemnifying Person (other than obligations arising under this Agreement or any Related Agreement) as a result of such settlement or compromise without its prior written consent, which consent shall not be unreasonably withheld. The Indemnified Person will give the Indemnifying Person at least fifteen (15) calendar days’ notice of any proposed settlement or compromise of any claim, suit, action or proceeding referred to in Section 8.5 that it is defending, during which time the Indemnifying Person may, on reasonable grounds, reject such proposed settlement or compromise; provided, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith. Likewise, the Indemnifying Person will give the Indemnified Person at least fifteen (15) calendar days’ notice of any proposed settlement or compromise of any claim, suit, action or proceeding referred to in Section 8.5 that it is defending, during which time the Indemnified Person may, on reasonable grounds, reject such proposed settlement or compromise; provided, that from and after such rejection, the Indemnified Person shall defend the claim at its expense and the Indemnifying Person’s liability shall be limited to the amount of the proposed settlement or compromise.
     8.8. Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.
     8.9. Acknowledgment of No Obligation to Set-Off Against Escrow Fund. CIC and each Indemnifying CIC Shareholder agrees and acknowledges that (i) it has discussed with counsel and understands the joint and several nature of the indemnification obligations hereunder, (ii) the right of indemnification of the Triad Indemnified Parties hereunder is absolute, (iii) the indemnification obligations of the Indemnifying CIC Shareholders shall not in any manner be limited to the Escrow Shares or any other assets that may be contained in the

Escrow Fund (as defined in the Escrow Agreement) at any time, and (iv) the Triad Indemnified Parties are not obligated to seek satisfaction of a claim for indemnification pursuant to this Agreement or any Related Agreement from the Escrow Fund established pursuant to the Escrow Agreement prior to seeking satisfaction of such a claim from the Indemnifying CIC Shareholders.
     8.10. Treatment of Indemnification Payments. Any amounts payable under Section 8.2 or Section 8.3 shall be treated by Triad and CIC as an adjustment to the acquisition price for the Old Triad Shares for tax purposes, except as otherwise required by applicable Law. In the event that such payment is not treated as an adjustment to the purchase price under applicable Law, the Indemnifying Person shall further pay an amount that reflects liabilities and costs for Taxes resulting from the receipt or accrual of such payment, as, if and when incurred (including in a future year).
ARTICLE IX.
MISCELLANEOUS
     9.1. Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by Triad, CIC (if prior to the Liquidation) and the CIC Representative (as defined below).
     9.2. Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been received, (i) when delivered if given in person or by courier or a courier service, (ii) on the date of transmission if sent by facsimile or other wire transmission (receipt confirmed by return facsimile) or (iii) five (5) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:
          A. If to CIC, addressed as follows:
Collateral Investment Corp.
1900 Crestwood Blvd.
Birmingham, Alabama 35210
Attention: Cheryl R. Stone
Facsimile: (205) 951-4375
with a copy to:
Maynard, Cooper & Gale, P.C.
1901 6th Avenue North
Suite 2400
Birmingham, Alabama 35203
Attention: Gregory S. Curran
Facsimile: (205) 254-1999

     B. If to any Principal CIC Shareholder or Indemnifying CIC Shareholder, addressed to the CIC Representative as follows::
William T. Ratliff, III
Collateral Mortgage Ltd.
1900 Crestwood Blvd.
Birmingham, Alabama 35210
Facsimile: (205) 951-4375
with a copy to:
Maynard, Cooper & Gale, P.C.
1901 6th Avenue North
Suite 2400
Birmingham, Alabama 35203
Attention: Gregory S. Curran
Facsimile: (205) 254-1999
     C. If to Triad, addressed as follows:
Triad Guaranty Inc.
101 S. Stratford Rd.
Winston-Salem, NC 27104
Attention: Earl F. Wall, Esq.
Facsimile: (336) 331-1519
with a copy to:
Lord, Bissell & Brook, LLP
115 South LaSalle Street
Chicago, Illinois 60603
Attention: John S. Chapman
Facsimile: (312) 443-0336
     9.3. Effect of Investigation. Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of Triad shall not limit, qualify, modify or amend the representations, warranties, covenants or obligations of (including indemnities by) CIC or any Indemnifying CIC Shareholder made or undertaken pursuant to this Agreement or any Related Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by Triad.
     9.4. Payments in Dollars. Except as otherwise provided herein, all payments pursuant hereto shall be made by electronic wire transfer in United States Dollars in same day or immediately available funds.

     9.5. Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.
     9.6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original signature for all purposes.
     9.7. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives; provided, that no assignment of any rights or obligations hereunder shall be made by CIC or any Principal CIC Shareholder to any Person without the written consent of Triad.
     9.8. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective Affiliates, directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.
     9.9. Further Assurances. Upon the reasonable request of another party to this Agreement, each party hereto shall on and after the Closing Date execute and deliver to the requesting party such other documents, assignments and other instruments as may be required to effectuate completely the transfer and assignment to Triad of, and to vest fully in Triad title to, the Old Triad Shares, and to otherwise carry out the purposes of this Agreement.
     9.10. Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.
     9.11. Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by Law, in equity or otherwise.
     9.12. Entire Understanding. This Agreement and the Related Agreements set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.
     9.13. CIC Representative. Each Principal CIC Shareholder hereby irrevocably authorizes and appoints William T. Ratliff, III, as his, hers or its true and lawful attorney and representative (the “CIC Representative”) with full power and authority to take any and all actions and execute any and all documents specified in this Agreement as being within the authority of the CIC Representative. William T. Ratliff, III, hereby accepts his appointment as the CIC Representative and agrees to perform all of the duties of the CIC Representative hereunder. If the CIC Representative shall die or become incapacitated, the Principal CIC Shareholders shall promptly appoint a successor Person to act as the CIC Representative. Each of CIC and the Principal CIC Shareholders shall jointly and severally indemnify and hold harmless the CIC Representative from any and all Losses arising from actions or inaction of the CIC Representative taken or not taken in his capacity as such.
     9.14. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.
     9.15. Acknowledgment of CIC and each Principal CIC Shareholder. CIC and each Principal CIC Shareholder represents to Triad that he, she or it is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement and the Related Agreements, that CIC and each Principal CIC Shareholder has read this Agreement and the Related Agreements and that he, she or it understands their respective terms. CIC and each Principal CIC Shareholder acknowledges that, prior to assenting to the terms of this Agreement, he, she or it has been given a reasonable time to review it, to consult with counsel of his, her or its choice and to negotiate at arm’s-length with Triad as to its contents. CIC, each Principal CIC Shareholder and Triad agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied against CIC, any Principal CIC Shareholder or Triad.
     9.16. Termination. This Agreement may be terminated by either Triad or CIC after December 31, 2005 if the Closing shall not have occurred by such date for any reason; provided that the terminating party is not in material breach of its representations, warranties, covenants or agreements under this Agreement in any manner that shall have caused or resulted in the failure of the Closing to occur on or before such date. In the event of termination of this Agreement by either Triad or CIC, as provided in this Section 9.16, this Agreement shall forthwith become void and of no further force and effect without any liability or obligation on the part of Triad, CIC or the Principal CIC Shareholders; provided, however, that nothing herein shall relieve any party from any liability for any breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

TRIAD GUARANTY INC.
By:	/s/ Darryl W. Thompson
Name: Darryl W. Thompson
Title: President and CEO

COLLATERAL INVESTMENT CORP.
By:	/s/ William T. Ratliff, III
William T. Ratliff, III
Its Chief Executive Officer

/s/William T. Ratliff, Jr.
William T. Ratliff, Jr., individually

/s/ William T. Ratliff, III
William T. Ratliff, III, individually

/s/ Carolyn Sloss Ratliff
Carolyn Sloss Ratliff, individually

/s/ William T. Ratliff, III
William T. Ratliff, III, as custodian for
William T. Ratliff, IV under the Alabama Uniform Transfers to Minors Act

/s/ William T. Ratliff, III
William T. Ratliff, III, as custodian for
Catherine Leigh Ratliff under the Alabama Uniform Transfers to Minors Act

/s/ William T. Ratliff, III
William T. Ratliff, III, as custodian for
Lillian Sloss Ratliff under the Alabama Uniform Transfers to Minors Act

/s/ Carolyn S. Ratliff
Carolyn S. Ratliff, as custodian for William
T. Ratliff, IV under the Alabama Uniform Transfers to Minors Act

/s/ Carolyn S. Ratliff
Carolyn S. Ratliff, as custodian for Catherine
Leigh Ratliff under the Alabama Uniform Transfers to Minors Act

/s/ Carolyn S. Ratliff
Carolyn S. Ratliff, as custodian for Lillian
Sloss Ratliff under the Alabama Uniform Transfers to Minors Act

The William T. Ratliff, Jr. Grandchildren’s Trust

By:	/s/ William T. Ratliff, III
William T. Ratliff, III
Its Co-Trustee

By:	/s/ Amelie L. Ratliff
Amelie L. Ratliff
Its Co- Trustee

By:	/s/ Carlton M. Ray
Carlton M. Ray
Its Co- Trustee

By:	/s/ Mary Johnson-Butterworth
Mary Johnson-Butterworth
Its Co- Trustee

By:	/s/ Daniel T. Ratliff
Daniel T. Ratliff
Its Co- Trustee

Exhibit A
ESCROW AGREEMENT
BY AND AMONG
TRIAD GUARANTY INC.
COLLATERAL INVESTMENT CORP.
THE SHAREHOLDERS OF COLLATERAL INVESTMENT CORP. LISTED AS “PRINCIPAL CIC SHAREHOLDERS” ON THE
SIGNATURE PAGES HERETO
THE PERSONS LISTED AS “OTHER CIC SHAREHOLDERS”
ON THE SIGNATURE PAGE HEREIN
AND
AMSOUTH BANK
Dated as of                                         , 2005

ESCROW AGREEMENT
     This ESCROW AGREEMENT (this “Agreement”) is made and entered into as of the                      day of                                         , 2005, by and among (i) Triad Guaranty Inc., a Delaware corporation (“Triad”), (ii) Collateral Investment Corp., a Delaware corporation (“CIC”), (iii) certain principal shareholders of CIC, which shareholders are listed as “Principal CIC Shareholders” on the signature pages hereto and (iv) each other Person who shall execute this Agreement, as amended, whether in counterpart, by separate instrument or otherwise (including through power of attorney) (together with the Principal CIC Shareholders, the “CIC Shareholders”) and (iv) AmSouth Bank, an Alabama banking corporation (the “Escrow Agent”).
WITNESSETH:
     A. Triad, CIC and the Principal CIC Shareholders are parties to that certain Exchange Agreement (the “Exchange Agreement”), which contemplates, among other things, the following transactions: (i) the transfer by CIC of the Old Triad Shares to Triad and the transfer by Triad to CIC of the New Triad Shares (the “Transaction”); (ii) immediately prior to the consummation of the Transaction, the transfer and sale by CIC of substantially all of the assets of CIC (other than the Old Triad Shares) to Collateral Mortgage Ltd. (“CML”), and the transfer to CML, or other satisfaction, of all the indebtedness and other contractual liabilities of CIC (the “CML Transaction”); (iii) following the consummation of the CML Transaction and the Transaction, the distribution by CIC of all of the New Triad Shares and any remaining assets of CIC to the CIC Shareholders pursuant to a plan of complete liquidation of CIC (the “Liquidation”); and (iv) the execution and delivery by Triad, CIC, the Principal CIC Shareholders and certain other Persons of the Share Transfer Restriction Agreement, which provides for certain restrictions on the transfer of shares of Triad Common Stock.
     B. The Exchange Agreement requires Triad, CIC, the Principal CIC Shareholders and the Escrow Agent to execute and deliver this Agreement at, and as a condition to, the Closing.
     C. Section 2.4 of the Exchange Agreement provides for the pledge by CIC to Triad of 252,852 of the New Triad Shares to be received by CIC in the Transaction (the “Original Escrow Shares”), and, following the Liquidation, the pledge by each CIC Shareholder to Triad of the Original Escrow Shares, pursuant to the terms of this Agreement, to serve as security for the obligations and liabilities of CIC and the Indemnifying CIC Shareholders under Article VIII of the Exchange Agreement.
     D. Triad would not be willing to enter into the Exchange Agreement and consummate the Transaction unless CIC and each CIC Shareholder agreed to the placement of the Escrow Shares (as hereinafter defined) in the Escrow Fund (as hereinafter defined) in accordance with the terms and conditions of this Agreement.
     E. Triad, CIC and the Principal CIC Shareholders have selected the Escrow Agent to establish the Escrow Fund and to serve as Escrow Agent upon the terms and subject to the conditions set forth in this Agreement, which selection was made pursuant to the instructions of CIC and the Principal CIC Shareholders and with the consent of Triad.

     F. The Escrow Agent is willing to establish the Escrow Fund and to serve as Escrow Agent upon the terms and subject to the conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Exchange Agreement. The following terms shall have the following meanings for purposes of this Agreement:
     “Agreement” shall have the meaning set forth in the preamble hereto.
     “Anniversary” shall mean an annual anniversary of the Closing Date.
     “Claim” shall have the meaning set forth in Section 4.1(a).
     “Claim Notice” shall have the meaning set forth in Section 4.1(a).
     “CIC Escrow Certificates” shall have the meaning set forth in Section 2.3.
     “CIC Liquidation Notice” shall have the meaning set forth in Section 2.4.
     “CIC Representative” shall have the meaning set forth in Section 6.13.
     “CIC Shareholder Escrow Certificate” shall have the meaning set forth in Section 2.4.
     “Escrow Agent” shall have the meaning set forth in the preamble hereto.
     “Escrow Fund” shall have the meaning set forth in Section 3.1.
     “Escrow Period” shall mean the period from and including the Closing Date to the termination of this Agreement.
     “Escrow Shares” shall have the meaning set forth in Section 2.1.
     “Market Value” shall have the meaning set forth in Section 4.1(d).
     “Objection Notice” shall have the meaning set forth in Section 4.1(b).
     “Original Escrow Shares” shall have the meaning set forth in the recitals hereto.
     “Original Holder” shall have the meaning set forth in Section 4.5(a).

     “Permitted Transferee” shall have the meaning set forth in Section 3.5.
     “Tax Dispute” shall have the meaning set forth in Section 4.3.
     “Transfer” shall have the meaning set forth in Section 3.5.
     1.2 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. References to Articles, Sections or Subsections shall refer to those portions of this Agreement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any. particular Article, Section or clause of this Agreement. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate. The word “class” when used by reference to securities or Escrow Shares shall have the meaning as set forth in Section 12 of the Securities Exchange Act of 1934, as amended, or any similar successor federal statute or rule or regulations thereunder, all as the same shall be in effect at the time.
ARTICLE II
PLEDGE AND DELIVERY OF ESCROW SHARES
     2.1 Pledge and Grant of Security Interest.
     (a) As security solely for the obligations and liabilities of CIC and the Indemnifying CIC Shareholders under Article VIII of the Exchange Agreement, CIC pledges to the Triad Indemnified Parties, and grants to the Triad Indemnified Parties a continuing security interest in, the Original Escrow Shares and all shares of capital stock or other securities, whether issued by Triad or otherwise, issued or paid as dividends or other distributions on or in respect of the Original Escrow Shares or other shares of capital stock or securities held in the Escrow Fund, or issued pursuant to any of the events described in Section 3.3; in each case together with the certificates representing the Original Escrow Shares, shares or securities, and any subscriptions, warrants, options and other rights, contractual or otherwise, issued on or otherwise in respect of, the Original Escrow Shares or such other shares of capital stock or other securities described above, and all proceeds thereof, (collectively, the “Escrow Shares”) now owned or hereafter acquired by CIC during the Escrow Period.
     (b) As security solely for the obligations and liabilities of CIC and the Indemnifying CIC Shareholders under Article VIII of the Exchange Agreement, each CIC Shareholder that executes this Agreement pledges to the Triad Indemnified Parties, and grants to the Triad Indemnified Parties a continuing security interest in, the Escrow Shares now owned or hereafter acquired by such CIC Shareholder during the Escrow Period.
     2.2 Priority and Perfection of Security Interest.
     (a) CIC and the Principal CIC Shareholders jointly and severally represent and warrant that (i) this Agreement creates a valid security interest in favor of the Triad Indemnified Parties in the Escrow Shares and (ii) the taking of possession by the Escrow Agent of the certificates representing the Escrow Shares will perfect and establish the first priority of the Triad Indemnified Parties’ security interest in the Escrow Shares.
     (b) Each of the CIC Shareholders that is not a Principal CIC Shareholder severally represents and warrants that (i) this Agreement creates a valid security interest in favor of the Triad Indemnified Parties in the Escrow Shares now owned or hereafter acquired by such CIC Shareholder during the Escrow Period and (ii) the taking of possession by the Escrow Agent of the certificates representing the Escrow Shares will perfect and establish the first priority of the Triad Indemnified Parties’ security interest in the Escrow Shares.
     (c) The Escrow Agent acknowledges and agrees that the Escrow Agent (i) shall act as the Triad Indemnified Parties’ bailee and possessory agent with respect to the Escrow Shares for purposes of perfecting the security interest of the Triad Indemnified Parties in the Escrow Shares and (ii) is not acting as a “securities intermediary” with respect to the Escrow Shares. The parties hereto acknowledge and agree that the Escrow Shares held by the Escrow Agent in the Escrow Fund during the Escrow Period shall be held for the sole benefit of the Triad Indemnified Parties, subject to the rights and obligations of the parties hereunder, until such Escrow Shares are released and distributed from the Escrow Fund pursuant to the provisions of this Agreement.
     (d) CIC and each CIC Shareholder shall execute and deliver to Triad such financing statements and other documents and information as Triad may reasonably request in order to perfect and protect the Triad Indemnified Parties’ security interest in the Escrow Shares created hereby. CIC and each CIC Shareholder hereby authorize Triad to file any financing statement that (1) indicates the Escrow Shares as collateral and (ii) contains any other information required by the Uniform Commercial Code of the jurisdiction in which such financing statement is filed regarding the sufficiency or filing office acceptance of any financing statement.
     2.3 Delivery of CIC Escrow Certificates to Escrow Agent. At the Closing, Triad shall deliver to the Escrow Agent, on behalf of CIC, certificates registered in the name of CIC (the “CIC Escrow Certificates”) representing the Original Escrow Shares. Contemporaneous with the delivery by Triad to the Escrow Agent of the CIC Escrow Certificates, CIC shall deliver to the Escrow Agent such reasonable number of duly executed stock powers (undated and in blank, with Medallion guarantee) relating to the Original Escrow Shares as Triad shall request. Upon the Escrow Agent’s receipt of the CIC Escrow Certificates and the duly executed stock powers relating to the Original Escrow Shares, the Escrow Agent shall execute and deliver to Triad a customary written acknowledgment of the Escrow Agent’s receipt of such CIC Escrow Certificates and duly executed stock powers to be held in the Escrow Fund pursuant to the provisions of this Agreement.
     2.4 Liquidation; Replacement of Escrow Certificates. Upon consummation of the Liquidation, CIC shall effect the distribution of the Original Escrow Shares (and any other Escrow Shares owned by CIC on the date of the Liquidation) to the CIC Shareholders in the Liquidation by (i) delivering to Triad and the Escrow Agent a written notice confirming that the Liquidation has occurred and setting forth the number of Escrow Shares that each CIC Shareholder is entitled to receive in connection with the Liquidation (the “CIC Liquidation Notice”) and (ii) delivering to Triad such reasonable number of duly executed stock powers (undated and in blank, with Medallion guarantee) from each CIC Shareholder as Triad shall request, which stock powers shall relate to the Escrow Shares to be received by such CIC Shareholder as designated by CIC pursuant to the CIC Liquidation Notice. As soon as practicable following Triad’s receipt of the CIC Liquidation Notice and the stock powers from each CIC Shareholder relating to the Escrow Shares, (i) Triad shall deliver to the Escrow Agent the certificates evidencing the Escrow Shares to which the CIC Shareholders are entitled as designated by CIC pursuant to the CIC Liquidation Notice (each, a “CIC Shareholder Escrow Certificate”), accompanied by each CIC Shareholder’s duly executed stock powers relating to the Escrow Shares, which certificates shall replace the CIC Escrow Certificates held by the Escrow Agent in the Escrow Fund and (ii) Triad and the Escrow Agent shall cause the CIC Escrow Certificates to be cancelled. Upon the Escrow Agent’s receipt of the CIC Shareholder Escrow Certificates, accompanied by each CIC Shareholder’s duly executed stock powers relating to the Escrow Shares, the Escrow Agent shall execute and deliver to Triad a customary written acknowledgment of the Escrow Agent’s receipt of such CIC Shareholder Escrow Certificates and duly executed stock powers to be held in the Escrow Fund pursuant to the provisions of this Agreement.
     2.5 Delivery of Additional Escrow Shares. In the event any Escrow Shares are delivered to CIC or to any CIC Shareholder rather than to the Escrow Agent during the Escrow Period, CIC or such CIC Shareholder, as the case may be, shall immediately take all actions necessary to have such Escrow Shares transferred to the Escrow Agent for deposit in the Escrow Fund and to otherwise perfect and protect the security interest of the Triad Indemnified Parties in such Escrow Shares. If such Escrow Shares are certificated shares, CIC or such CIC Shareholder, as the case may be, shall immediately deliver the certificates representing such Escrow Shares to the Escrow Agent, accompanied by duly executed stock powers relating to such certificates.
     2.6 Delivery of Additional Stock Powers. CIC or the CIC Shareholders, as the case may be, shall take all reasonable actions necessary to ensure that duly executed stock powers (undated and in blank, with Medallion guarantee) relating to all certificates representing Escrow Shares (including any new or replacement certificates issued at any time during the Escrow Period) have been delivered to, and are held by, the Escrow Agent at all times during the Escrow Period. Without limiting the generality of the preceding sentence, (i) upon the receipt of a written request from the Escrow Agent or Triad at any time during the Escrow Period, CIC or the CIC

Shareholders, as the case may be, shall immediately deliver to the Escrow Agent duly executed stock powers (undated and in blank, with Medallion guarantee) relating to any and all certificates representing Escrow Shares registered or to be registered in the name of CIC or such CIC Shareholder, as the case may be, and (ii) with respect to any CIC Shareholder that is a trust, in the event that there is any change in the Person(s) serving as trustee(s) of such CIC Shareholder during the Escrow Period, such CIC Shareholder shall immediately provide written notice to Triad and the Escrow Agent describing such change and shall immediately deliver to the Escrow Agent duly executed stock powers (undated and in blank, with Medallion guarantee) signed by all of the trustees of such CIC Shareholder after such change, which stock powers shall relate to all certificates representing Escrow Shares held in the Escrow Fund at such time.
ARTICLE III
ESTABLISHMENT OF ESCROW FUND; SPECIAL PROVISIONS RELATED TO ESCROW SHARES
     3.1 Escrow Fund. The Escrow Agent shall establish an escrow account (the “Escrow Fund”) and shall hold the Escrow Shares in the Escrow Fund and distribute the Escrow Shares from the Escrow Fund pursuant to the provisions of this Agreement.
     3.2 Dividends and Distributions. CIC or the CIC Shareholders, as the case may be, shall have the right to receive and retain any and all dividends and distributions paid on or in respect of the Escrow Shares, other than dividends or distributions constituting Escrow Shares. In the event that the Escrow Agent receives any dividend or distribution on or in respect of the Escrow Shares which does not constitute Escrow Shares, the Escrow Agent agrees to promptly take all necessary actions to have such dividend or distribution transferred to CIC or to the CIC Shareholders, as the case may be.
     3.3 Stock Splits and Dividends. If there is any increase or decrease in the number of issued and outstanding Escrow Shares following the Closing Date resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of issued and outstanding Escrow Shares effected without receipt of consideration by Triad or the issuer thereof, as applicable, the shares resulting from such subdivision or consolidation or issued as such dividend or otherwise shall be Escrow Shares and shall be added to the Escrow Fund and be subject to all of the provisions of this Agreement to the same extent as were the shares as to which such subdivision or consolidation occurred or the shares with respect to which such dividend was distributed or such other increase or decrease occurred.
     3.4 Voting Rights. CIC or the CIC Shareholders, as the case may be, shall have the right to exercise any and all voting rights with respect to the Escrow Shares.
     3.5 No Transfers of Escrow Shares. Notwithstanding anything to the contrary contained in this Agreement or any Related Agreement, except as set forth in this Section 3.5, neither CIC nor any CIC Shareholder shall grant any security interest in, or sell, transfer, convey, grant, encumber, pledge, hypothecate, gift, donate, bequest, devise or otherwise dispose of, whether directly or indirectly, whether or not for value any of the Escrow Shares, during the Escrow Period (a “Transfer”). Notwithstanding the foregoing sentence, Transfers by any CIC

Shareholder to (i) its immediate family members; (ii) trusts established by such CIC Shareholder for the benefit of its immediate family members; (iii) its Affiliates; (iv) charitable organizations and other non-profit entities (each a “Permitted Transferee”), shall be permitted under the terms of this Agreement without further consent from Triad or the Escrow Agent, so long as the Permitted Transferee agrees in writing to be bound by the terms of this Agreement.
     3.6 Books and Records. The Escrow Agent shall maintain a ledger setting forth all Escrow Shares deposited in the Escrow Fund.
     3.7 Taxes. CIC and the CIC Shareholders shall be responsible for filing all necessary Tax Returns, and shall pay any Taxes, on or with respect to the Escrow Shares or the Escrow Fund, including any Taxes related to income on or with respect to the Escrow Shares or the Escrow Fund.
ARTICLE IV
DISTRIBUTION OF ESCROW SHARES
     The Escrow Agent shall not make any distribution of Escrow Shares from the Escrow Fund except as provided in this Article IV.
     4.1 Distribution from Escrow Fund for Indemnification Claims.
     (a) Whenever any Triad Indemnified Party desires to make a claim against the Escrow Fund in order to fully or partially satisfy a claim for indemnification under Article VIII of the Exchange Agreement (a “Claim”), Triad shall provide written notice of such Claim to a CIC Representative and the Escrow Agent (together, in the case of the Escrow Agent, with evidence that such notice was provided to a CIC Representative in accordance with Section 8.4 of the Exchange Agreement), which notice (a “Claim Notice”) shall specify the facts alleged to constitute the basis for the Claim, the identity of the Person making such Claim and the dollar amount of the Claim that is sought to be satisfied by a distribution from the Escrow Fund.
     (b) If by the close of business on the thirtieth day after such Claim Notice is so received by the Escrow Agent, a CIC Representative has not provided a written notice to the Escrow Agent and Triad of a CIC Representative’s objection to the distribution of Escrow Shares from the Escrow Fund to satisfy the dollar amount claimed by Triad in such Claim Notice (an “Objection Notice”), on the next Business Day (or on such later date as may be specified by Triad), the Escrow Agent shall distribute to Triad or to Triad’s designee(s) from the Escrow Fund (i) the fewest whole number of Escrow Shares having an aggregate Market Value (as hereinafter defined) of not less than the dollar amount claimed in such Claim Notice, which shares shall be distributed in the manner contemplated by Section 4.4 or (ii) if the aggregate Market Value of all Escrow Shares held in the Escrow Fund is less than the dollar amount claimed by Triad in such Claim Notice, all of the Escrow Shares held in the Escrow Fund.
     (c) If a CIC Representative provides an Objection Notice to the Escrow Agent in the manner contemplated by Section 4.1(b) and the objection stated in such Objection Notice is to less than the full dollar amount claimed in such Claim Notice, on the next Business Day following the Escrow Agent’s receipt of such Objection Notice (or on such later date as may be specified by Triad), the Escrow Agent shall distribute to Triad or to Triad’s designee(s) from the Escrow Fund (i) the fewest whole number of Escrow Shares having an aggregate Market Value of not less than the undisputed portion of the dollar amount claimed in such Claim Notice, which shares shall be distributed in the manner contemplated by Section 4.4, or (ii) if the aggregate Market Value of all Escrow Shares held in the Escrow Fund is less than the undisputed portion of the dollar amount claimed by Triad in such Claim Notice, all of the Escrow Shares then held in the Escrow Fund. The Escrow Agent shall not distribute to Triad or to Triad’s designee(s) any Escrow Shares from the Escrow Fund in satisfaction of any disputed portion of the dollar amount claimed in such Claim Notice except in accordance with the following sentence. Upon (x) joint written instructions signed by both Triad and a CIC Representative and delivered to the Escrow Agent directing the distribution of the fewest whole number of Escrow Shares having an aggregate Market Value of not less than a specified dollar amount, the Escrow Agent shall so distribute such number of Escrow Shares, or (y) a final, non-appealable judgment or order by a state court of [the County of Cook, Illinois or by the United States District Court for the Northern District of Illinois] entitling one or more Triad Indemnified Parties to indemnification under Article VIII of the Exchange Agreement, the Escrow Agent shall distribute the fewest whole number of Escrow Shares having an aggregate Market Value of not less than the dollar amount to which such Triad Indemnified Parties are entitled pursuant to such judgment or order.
     (d) For purposes of this Agreement, the “Market Value” of a share of securities constituting Escrow Shares shall mean, (i) with respect to a share of Triad Common Stock, the last quoted sales price on the Nasdaq National Market for shares of Triad Common Stock on the trading day immediately prior to the date on which such Market Value is determined, and (ii) with respect to any share of securities constituting Escrow Shares other than Triad Common Stock, the closing per share sale price for such shares of securities for the trading day immediately prior to the date on which such Market Value is determined, as reported on the composite transactions for the primary national securities exchange or inter-dealer quotation system maintained by a registered securities association upon which such securities are listed. In the event that the Market Value of a share of securities constituting Escrow Shares is not determinable under the foregoing methods, the Market Value of such shares of securities shall be calculated using any reasonable method selected by the Escrow Agent in its discretion.
     4.2 Distributions Upon Certain Events. In the event of either the liquidation or dissolution of the issuer of any class of Escrow Shares, in each such case the Escrow Agent shall release and distribute all of the shares of such class of Escrow Shares or Triad Common Stock, as the case may be, held in the Escrow Fund to (i) CIC, if a CIC Liquidation Notice has not been received by the Escrow Agent, or (ii) the CIC Shareholders in whose names such Escrow Shares are registered, if a CIC Liquidation Notice has been received by the Escrow Agent, in each case together with all stock powers relating thereto.
     4.3 Final Distribution. Unless this Agreement is terminated earlier in accordance with Section 6.1, all Escrow Shares shall be released and distributed from the Escrow Fund on the later of (i) 36 months following the date of the filing of the final CIC federal income tax return and (ii) the fourth Anniversary to (a) CIC, if a CIC Liquidation Notice has not been received by the Escrow Agent, or (b) the CIC Shareholders in whose names such Escrow Shares are registered, if a CIC Liquidation Notice has been received by the Escrow Agent, in each case together with all stock powers relating thereto, provided, however, if on such date there is pending one or more Claims for which a Claim Notice has been received by the Escrow Agent, the Escrow Agent shall retain (w) the fewest whole number of Escrow Shares held in the Escrow Fund having an aggregate Market Value of not less than 150% of the aggregate amount of all such Claims, which shares (together with all stock powers relating thereto) shall be retained in the manner contemplated by Section 4.4 or (x) if the aggregate Market Value of all Escrow Shares held in the Escrow Fund is less than 150% of the aggregate amount of all such Claims, all of the Escrow Shares (together with all stock powers relating thereto) then held in the Escrow Fund, in each case until final resolution of each such Claim pursuant to the provisions of this Agreement, at which time, subject to the second proviso of this Section 4.3, all remaining Escrow Shares held in the Escrow Fund shall be distributed in accordance with such final resolution, and provided further that if on such date Triad has previously received notice of any Lien (as defined in the Exchange Agreement), or alleged Lien, for Taxes of, or attributable to, CIC or any of its past, present or future Subsidiaries (as defined in the Exchange Agreement) or Affiliates (as defined in the Exchange Agreement) for taxable periods ending prior to, on or following the Closing Date, including any Taxes resulting from the consummation of the Transaction, the CML Transaction or the Liquidation, or of any audit, examination or investigation of the Transaction, the CML Transaction or the Liquidation by any Governmental Authority, including the Internal Revenue Service or any other tax authorities (a “Tax Dispute”), and Triad has provided written notice to the Escrow Agent of such Tax Dispute, the Escrow Agent shall also retain (y) the fewest whole number of Escrow Shares in the Escrow Fund having an aggregate Market Value of not less than 150% of the aggregate amount of Taxes involved in all such Tax Disputes, which shares (together with all stock powers relating thereto) shall be retained in the manner contemplated by Section 4.4 or (z) if the aggregate Market Value of all Escrow Shares held in the Escrow Fund (excluding Escrow Shares retained pursuant to the first proviso of this Section 4.3) is less than 150% of the aggregate amount of Taxes involved in all such Tax Disputes, all of the Escrow Shares (together with all stock powers relating thereto) then held in the Escrow Fund, in each case until Triad and a CIC Representative provide a joint written notice to the Escrow Agent as to the final resolution of each such Tax Dispute, at which time, subject to the first proviso of this Section 4.3, all remaining Escrow Shares held in the Escrow Fund shall be distributed in accordance with such final resolution.
     4.4 Order of Distribution. All distributions of Escrow Shares by the Escrow Agent in satisfaction of claims made against the Escrow Fund by a Triad Indemnified Party (i) shall first be made in shares of Triad Common Stock held in the Escrow Fund, unless and until all shares of Triad Common Stock have been distributed from the Escrow Fund, in which case all such distributions shall thereafter be made in any other securities constituting Escrow Shares held in the Escrow Fund and (ii) may be made using any certificates representing Escrow Shares held in the Escrow Fund and may be made in Escrow Shares registered in the name of the CIC Shareholders (if a CIC Liquidation Notice has been received by the Escrow Agent) or in the name of CIC (if a CIC Liquidation Notice has not been received by the Escrow Agent), provided that any such distributions of Escrow Shares registered in the name of the CIC Shareholders shall be made on a pro rata basis (except for any adjustments required to eliminate the issuance of fractional shares, which adjustments shall be made in any reasonable manner determined by the Escrow Agent) according to the number of Escrow Shares registered or to be registered in the name of each CIC Shareholder. In the event that any Escrow Shares are required to be retained in the Escrow Fund after the later of (i) 36 months following the date of the filing of the final CIC federal income tax return and (ii) the fourth Anniversary pursuant to Section 4.3, the Escrow

Agent (i) shall satisfy such requirement by first retaining the fewest whole number of shares of Triad Common Stock held in the Escrow Fund having a Market Value of not less than the aggregate amount required to be retained and, to the extent the number of shares of Triad Common Stock held in the Escrow Fund is insufficient to satisfy such requirement, the fewest whole number of any other securities constituting Escrow Shares held in the Escrow Fund necessary to satisfy such requirement and (ii) may retain any certificates representing Escrow Shares held in the Escrow Fund and may retain Escrow Shares registered in the names of the CIC Shareholders (if a CIC Liquidation Notice has been received by the Escrow Agent) or in the name of CIC (if a CIC Liquidation Notice has not been received by the Escrow Agent), provided that such Escrow Shares shall be retained on a pro rata basis (except for any adjustments required to eliminate the issuance of fractional shares, which adjustments shall be made in any reasonable manner determined by the Escrow Agent) according to the number of Escrow Shares registered or to be registered in the name of each CIC Shareholder.
     4.5 Procedures for Distribution.
     (a) In connection with any distribution of Escrow Shares evidenced by certificates to Triad or to Triad’s designee(s), as the case may be, the Escrow Agent shall deliver to Triad (i) one or more certificates representing the Escrow Shares required to be distributed pursuant to the provisions of this Agreement, along with duly executed stock powers relating to such certificates, and (ii) instructions that such certificates be cancelled in exchange for new certificates to be registered in the name of, and delivered to, Triad or Triad’s designee(s), as the case may be. The Escrow Agent’s sole duty with respect to the distribution of Escrow Shares hereunder, in the event that such certificates for such shares do not represent the proper number of shares to be distributed, shall be to deliver the certificates and duly executed stock powers relating to such certificates to Triad, and to give proper instructions to Triad for the registration and delivery of such shares. In the event that some but not all of the Escrow Shares represented by the certificates delivered to Triad by the Escrow Agent are required to be distributed to Triad or to Triad’s designee(s) and the remainder of the Escrow Shares represented by such certificates are to be returned to the Escrow Fund, the Escrow Agent shall (i) direct Triad to register the number of shares required to be distributed to Triad or to Triad’s designee(s), as the case may be, in the name of, and to deliver one or more certificates representing such shares to, Triad or Triad’s designee(s), as the case may be, (ii) upon the Escrow Agent’s receipt of new duly executed stock powers from the Original Holder (as hereinafter defined), if the Escrow Agent deems such stock powers necessary pursuant to clause (iii) below of this Section 4.5(a), direct Triad to re-register the remainder of the Escrow Shares represented by such certificate or certificates in the name of the Person(s) in the name of which such shares were registered immediately prior to such distribution (the “Original Holder”) and to return such certificate or certificates to the Escrow Agent and (iii) if the Escrow Agent reasonably determines that it does not then hold in the Escrow Fund a sufficient number of stock powers relating to the returned certificates, provide a written notice to the Original Holder requesting such Original Holder to deliver to the Escrow Agent such number of new duly executed stock powers related to such returned certificates as the Escrow Agent shall request. Upon receipt of any such written notice from the Escrow Agent, the Original Holder shall immediately deliver the requested duly executed stock powers to the Escrow Agent. The Escrow Agent shall have no responsibility or liability for any mistake, failure or delay by Triad in registering or delivering any shares in the manner described in this Section 4.5(a).

     (b) In connection with any distribution of Escrow Shares evidenced by certificates to CIC or the CIC Shareholders, as the case may be, the Escrow Agent shall deliver certificates representing the Escrow Shares required to be distributed pursuant to the provisions of this Agreement to (i) CIC, if a CIC Liquidation Notice has not been received by the Escrow Agent or (ii) the CIC Shareholders in whose names such Escrow Shares are registered, if a CIC Liquidation Notice has been received by the Escrow Agent.
     4.6 Commercially Reasonable Distribution Procedures. CIC and each CIC Shareholder agrees and acknowledges that the procedures for the distribution of Escrow Shares from the Escrow Fund described in this Article IV constitute a commercially reasonable disposition of the Escrow Shares.
ARTICLE V
ESCROW AGENT
     5.1 Duties. The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth herein. No implied duties or discretionary powers may be imputed to the Escrow Agent by the provisions of this Agreement or otherwise, other than the duty of the Escrow Agent to use reasonable care with respect to the custody and preservation of the Escrow Shares in its possession as contemplated by Section 9-207 of the [Escrow Agent jurisdiction] Uniform Commercial Code.
     5.2 No Additional Liability. The Escrow Agent shall not be personally liable for any act taken or omitted hereunder if taken or omitted by it in good faith and in the exercise of its own best judgment and shall also be fully protected in relying upon any written notice, demand, certificate or document which it in good faith believes to be genuine.
     5.3 Assumed Validity of Documents. The Escrow Agent shall not be responsible for the sufficiency, form, execution, validity or genuineness of any documents or securities deposited or delivered hereunder, or for any signature, endorsement or any lack of endorsement thereon, or for the accuracy of any description therein, or for the identity, authority or rights of the Person or Persons executing or delivering or purporting to execute or deliver any such document or endorsement.
     5.4 Fees and Expenses. The Escrow Agent shall be paid the fee described in Exhibit A hereto for its services and shall be reimbursed for its reasonable expenses incurred in connection with the ordinary administration of the Escrow Fund. CIC and the CIC Shareholders jointly and severally agree to pay all such reasonable fees and expenses of the Escrow Agent. All fee invoices should be billed directly to a CIC Representative at the address set forth in Section 6.5(iii). The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Shares with respect to its unpaid fees and nonreimbursed expenses to which it is expressly entitled hereunder and unsatisfied claims for indemnification to which it is expressly entitled hereunder; provided, however, that such lien shall only apply to Escrow Shares to which CIC or the CIC Shareholders have a right to receive distribution pursuant to Article IV and shall not apply to Escrow Shares held in the Escrow Fund during the Escrow Period for possible distribution to Triad or another Triad Indemnified Party. The Escrow Agent shall be entitled and is hereby granted the right to set off and deduct any unpaid fees and nonreimbursed expenses to which it is expressly entitled hereunder or unsatisfied claims for indemnification to which it is expressly entitled hereunder from the Escrow Shares on which it has a lien as described in the foregoing sentence.
     5.5 Indemnification. CIC and the Principal CIC Shareholders jointly and severally agree to indemnify the Escrow Agent against, and agree to hold the Escrow Agent harmless from, any and all losses, liabilities and expenses (including reasonable attorneys’ fees and expenses) incurred by the Escrow Agent and arising out of or in connection with the performance of its obligations pursuant to the provisions of this Agreement, except for any and all losses, liabilities or expenses incurred as a result of the negligence, bad faith or willful misconduct of the Escrow Agent. The obligations under this Section 5.5 shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.
     5.6 Resignation or Removal of the Escrow Agent. The Escrow Agent may resign at any time by giving thirty (30) calendar days’ prior written notice of resignation to Triad and a CIC Representative. Triad and a CIC Representative may at any time remove the Escrow Agent upon thirty (30) calendar days’ joint prior written notice of removal to the Escrow Agent. Within thirty (30) calendar days after giving such notice of resignation or receiving such notice of removal, the Escrow Agent shall promptly transfer the Escrow Shares and any documentation related thereto to a successor escrow agent designated in writing by Triad and a CIC Representative (which designation Triad and a CIC Representative hereby agree to cooperate in promptly making), and the Escrow Agent shall thereupon be discharged from all obligations under this Agreement and shall have no further duties or responsibilities in connection herewith. If Triad and a CIC Representative have failed to appoint a successor prior to the expiration of thirty (30) calendar days following receipt of the notice of resignation or removal, the Escrow Agent may appoint a successor (provided that such successor is a bank or trust company with combined capital and surplus of at least $500,000,000) or may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.
     5.7 Disputes. In the event that (i) the Escrow Agent shall receive instructions with respect to the Escrow Shares which are in conflict with other instructions received by it or any provision of this Agreement or (ii) the Escrow Agent shall be uncertain as to its rights or duties hereunder, the Escrow Agent shall be permitted to interplead all of the assets held hereunder into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets.
     5.8 Advice of Counsel; Litigation. The Escrow Agent shall have the right, but not the obligation, to consult with counsel of choice and shall not be liable for action taken or omitted to be taken by the Escrow Agent in good faith in accordance with the advice of such counsel. If the Escrow Agent becomes involved in litigation on account of this Agreement, it shall have the right to retain counsel and shall have a first lien on the Escrow Shares over which CIC or the CIC Shareholders have a right to receive distribution pursuant to Article IV for any and all of its reasonable and documented costs, attorneys’ fees, charges, disbursements, and expenses in connection with such litigation; and shall be entitled to reimburse itself therefor from such Escrow Shares over which CIC or the CIC Shareholders have a right to receive distribution pursuant to Article IV, and if it shall be unable to reimburse itself from such Escrow Shares over which CIC or the CIC Shareholders have a right to receive distribution pursuant to Article IV, CIC and the CIC Shareholders jointly and severally agree to pay to the Escrow Agent on demand its reasonable and documented costs, attorneys’ fees, charges, disbursements, and expenses in connection with such litigation; provided, however, that the Escrow Agent shall have no such rights if such litigation alleges and the court finally determines that the Escrow Agent violated the standard of care set forth in this Article V.
     5.9 Successor Escrow Agent. Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all of the Escrow Agent’s rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
     5.10 Statements. The Escrow Agent shall send statements to Triad and a CIC Representative on a quarterly basis reflecting activity in the Escrow Fund for the preceding quarter.
     5.11 Court Orders; Judgments or Decrees. In the event that the Escrow Shares shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Shares, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.
ARTICLE VI
MISCELLANEOUS
     6.1 Termination. This Agreement shall terminate and be of no further force and effect (i) with respect to any particular class of Escrow Shares, upon the liquidation or dissolution of the issuer of such class of Escrow Shares, (ii) upon the date that all Escrow Shares have been distributed from the Escrow Fund pursuant to the provisions of this Agreement or (iii) upon the later of (a) 36 months following the date of the filing of the final CIC federal income tax return and (b) the fourth Anniversary, unless one or more Claim Notices and/or Tax Disputes have not been finally resolved by such date, in which case this Agreement shall terminate upon the final resolution of such pending Claim Notices and Tax Disputes and the distribution of all of the Escrow Shares held in the Escrow Fund pursuant to the provisions of this Agreement.

     6.2 No Obligation to Set-Off Against Escrow Fund. CIC and each Indemnifying CIC Shareholder agrees and acknowledges that (i) the indemnification obligations of CIC and the Indemnifying CIC Shareholders under Article VIII of the Exchange Agreement shall not in any manner be limited to the Escrow Shares that may be contained in the Escrow Fund at any time and (ii) the Triad Indemnified Parties are not obligated to seek satisfaction of a claim for indemnification under the Exchange Agreement from the Escrow Fund prior to seeking satisfaction of such a claim from CIC or the Indemnifying CIC Shareholders; provided, however, that in the event of a distribution of some or all of the Escrow Shares to Triad or its designee(s) under the terms of this Agreement, Triad agrees and acknowledges that it shall be deemed to have been paid an amount equal to the Market Value of such distributed Escrow Shares by CIC and the Indemnifying CIC Shareholders pursuant to the terms of Article VIII of the Exchange Agreement.
     6.3 Implementing Agreement. Subject to the terms and conditions hereof, each party hereto shall take all action required of it to fulfill its obligations under the terms of this Agreement and shall otherwise use all commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby. Each party hereto agrees that he, she or it will take no action that would have the effect of preventing or impairing the performance by any party hereto of its respective obligations under this Agreement.
     6.4 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by Triad and a CIC Representative (as defined below), provided that if a CIC Liquidation Notice has been received by Triad and the Escrow Agent as contemplated by Section 2.4, the written consent of a CIC Representative shall not be required, and provided further that if any such amendment or waiver would have the effect of increasing the Escrow Agent’s obligations or duties under this Agreement, the written consent of the Escrow Agent to such amendment, modification or waiver shall also be required.
     6.5 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been received, (a) when delivered if given in person or by courier or a courier service, (b) on the date of transmission if sent by facsimile or other wire transmission (receipt confirmed by return facsimile) or (c) five (5) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:
(i)	If to CIC, addressed as follows:

Collateral Investment Corp.
c/o Collateral Mortgage
1900 Crestwood Blvd.
Birmingham, Alabama 35210
Attention: William T. Ratliff
Facsimile No.: (205) 951-4070

with copies to:

Collateral Investment Corp.

c/o Collateral Mortgage
1900 Crestwood Blvd.
Birmingham, Alabama 35210
Attention: Cheryl R. Stone
Facsimile No.: (205) 951-4070

and

Maynard, Cooper & Gale, P.C.
1901 6th Avenue North
Suite 2400
Birmingham, Alabama 35203
Attention: Gregory S. Curran
Facsimile No.: (205) 254-1999
(ii)	If to any CIC Shareholder, addressed to a CIC Representative as follows:

Collateral Investment Corp.
c/o Collateral Mortgage
1900 Crestwood Blvd.
Birmingham, Alabama 35210
Attention: William T. Ratliff
Facsimile No.: (205) 951-4070

with copies to:

Collateral Investment Corp.
c/o Collateral Mortgage
1900 Crestwood Blvd.
Birmingham, Alabama 35210
Attention: Cheryl R. Stone
Facsimile No.: (205) 951-4070

and

Maynard, Cooper & Gale, P.C.
1901 6th Avenue North
Suite 2400
Birmingham, Alabama 35203
Attention: Gregory S. Curran
Facsimile No.: (205) 254-1999
(iii)	If to Triad, addressed as follows:

A.	Triad Guaranty Inc.
B.	101 S. Stratford Rd.

C.	Winston-Salem, NC 27104
D.	Attention: Earl F. Wall, Esq.
E.	Facsimile: (336) 331-1519
F.
G.	with a copy to:
H.
I.	Lord, Bissell & Brook, LLP
J.	115 South LaSalle Street
K.	Chicago, Illinois 60603
L.	Attention: John S. Chapman
M.	Facsimile: (312) 443-0336

(iv)	If to the Escrow Agent, addressed as follows:

Attention:
Facsimile No.:
     or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.
     6.6 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.
     6.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original signature for all purposes.
     6.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives; provided, that (i) the Escrow Agent shall not be permitted to assign any rights or obligations hereunder, by operation of law or otherwise, except as provided in Section 5.6, (ii) no assignment of any rights or obligations hereunder shall be made by CIC or any CIC Shareholder to any Person without the prior written consent of Triad, (iii) no assignment of any rights or obligations hereunder shall be made by Triad to any Person, other than to an Affiliate (as defined in the Exchange Agreement) of Triad, without the prior written consent of a CIC Representative and (iv) no assignment of the interests of any of the parties hereto shall be binding upon the Escrow Agent unless and until written notice of such assignment shall be provided to the Escrow Agent at the address set forth in Section 6.5(v).
     6.9 Third Party Beneficiaries. This Agreement is intended solely for the benefit of the parties hereto and, to the extent provided herein, the Triad Indemnified Parties, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.
     6.10 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.
     6.11 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by Law, in equity or otherwise.
     6.12 Entire Understanding. This Agreement, the Exchange Agreement and the Share Transfer Restriction Agreement set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.
     6.13 CIC Representative. CIC and each CIC Shareholder hereby irrevocably authorizes and appoints each of William T. Ratliff, Jr. and William T. Ratliff, III and any one of them as his, her or its true and lawful attorney and representative (the “CIC Representatives”) with full power and authority to individually take any and all actions and execute any and all documents specified in this Agreement as being within the authority of a CIC Representative. William T. Ratliff, Jr. and William T. Ratliff III hereby accept their appointments as the CIC Representatives and agree to perform all of the duties of a CIC Representative hereunder. If all CIC Representatives shall die or become incapacitated, the Principal CIC Shareholders shall promptly appoint a successor Person to act as CIC Representative. Each of CIC and the Principal CIC Shareholders shall jointly and severally indemnify and hold harmless the CIC Representatives from any and all Losses arising from action or inaction of the CIC Representatives taken or not taken in his capacity as such. In addition to the actions permitted of a CIC Representative elsewhere in this Agreement, each CIC Representative and any one of them is specifically authorized to execute the stock powers in blank referred to in Section 2.6(D) of the Exchange Agreement.
     6.14 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.
     6.15 Acknowledgment of CIC and each CIC Shareholder. CIC and each CIC Shareholder represents to Triad that he, she or it is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that CIC and each CIC Shareholder has read this Agreement and the Exchange Agreement and that he, she or it understands their respective terms. CIC and each CIC Shareholder acknowledges that, prior to assenting to the terms of this Agreement, he, she or it has been given a reasonable time to review it, to consult with counsel of his, her or its choice and to negotiate at arm’s-length with Triad as to its contents. CIC, each CIC Shareholder and Triad agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied against CIC, any CIC Shareholder or Triad.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

TRIAD GUARANTY INC.

By:

Name:
Title:

COLLATERAL INVESTMENT CORP.

By:

Name:
Title:

AmSouth Bank, as Escrow Agent

By:

Name:
Title:

THE PRINCIPAL CIC SHAREHOLDERS:

[Principal CIC Shareholder]

[Principal CIC Shareholder]

[Principal CIC Shareholder]

OTHER CIC SHAREHOLDERS

Name:

Name:

Name:

EXHIBIT A ESCROW AGENT FEE SCHEDULE

Acceptance Fee:	$0.00
Annual Fee:	$0.00
     The Acceptance Fee and the Annual Fee are billed in advance and payable prior to that year’s service. The Annual Fee for the first year of this Agreement will be billed to a CIC Representative following the Closing. These fees cover a full year, or any part thereof, and thus are not prorated in the year of termination.
     Any reasonable out-of-pocket expenses, or extraordinary fees or expenses of the Escrow Agent such as attorney fees or messenger costs related to this Agreement, are additional and are not included in the above schedule.

The W. T. Ratliff, Jr. 2002 CIC Grantor
Retained Annuity Trust

By:	/s/ William T Ratliff, III

Name: William T. Ratliff, III
Its Trustee

Exhibit B
SHARE TRANSFER RESTRICTION AGREEMENT
BY AND AMONG
TRIAD GUARANTY INC.
COLLATERAL INVESTMENT CORP.
THE SHAREHOLDERS OF COLLATERAL INVESTMENT CORP. LISTED AS
“PRINCIPAL CIC SHAREHOLDERS” ON THE SIGNATURE PAGES HERETO
THE PERSONS LISTED AS “OTHER CIC SHAREHOLDERS”
ON THE SIGNATURE PAGE HEREIN
DATED OF                     , 2005

SHARE TRANSFER RESTRICTION AGREEMENT
     This SHARE TRANSFER RESTRICTION AGREEMENT (this “Agreement”) is made and entered into as of the                      day of                     , 2005, among (i) Triad Guaranty Inc., a Delaware corporation (“Triad”); (ii) Collateral Investment Corp., a Delaware corporation (“CIC”); (iii) certain principal shareholders of CIC, which shareholders are listed as “Principal CIC Shareholders” on the signature pages hereto and (iv) each other Person who shall execute this Agreement, as amended, whether in counterpart, by separate instrument or otherwise (including through power of attorney) (together with the Principal CIC Shareholders, the “CIC Shareholders”).
WITNESSETH:
     A. Triad, CIC and the Principal CIC Shareholders are parties to that certain Exchange Agreement which provides for, among other things, the following transactions: (i) the transfer by CIC to Triad of the Old Triad Shares and the transfer by Triad to CIC of the New Triad Shares (the “Transaction”); (ii) prior to the consummation of the Transaction, the transfer and sale by CIC of substantially all of the assets of CIC (other than the Old Triad Shares) to Collateral Mortgage Ltd. (“CML”), and the transfer to CML, or other satisfaction, of all the indebtedness and other contractual liabilities of CIC (the “CML Transaction”); (iii) following the consummation of the CML Transaction and the Transaction, the distribution by CIC of all of the New Triad Shares and any remaining assets of CIC to the CIC Shareholders pursuant to a plan of liquidation of CIC (the “Liquidation”) and (iv) the execution and delivery by Triad, CIC and the Principal CIC Shareholders of the Escrow Agreement.
     B. In connection with the Liquidation, each CIC Shareholder is expected to receive New Triad Shares as contemplated by Section 3.4.
     C. The Exchange Agreement requires the Principal CIC Shareholders and Triad to execute and deliver this Agreement at, and as a condition to, the Closing.
     D. Triad would not be willing to enter into the Exchange Agreement and consummate the Transaction unless CIC and each CIC Shareholder agreed to restrict the Transfer (as hereinafter defined) of the New Triad Shares in accordance with the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE I
DEFINITIONS
     1.1 Definitions. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meaning set forth in the Exchange Agreement. The following terms shall have the following meanings for the purposes of this Agreement:
     “Agreement” shall have the meaning set forth in the preamble hereto.
     “Anniversary” shall mean an annual anniversary of the Closing Date.
     “Approved Company Transaction” shall mean a tender or exchange offer with a party not an Affiliate of Triad, which is approved by a majority of the Board of Directors of Triad and pursuant to which all shareholders of Triad have the opportunity to Transfer their Triad Common Stock as part of such transaction on the same terms.
     “Bank” shall mean (i) a bank (as defined in section (3)(a)(2) of the Securities Act), (ii) a savings and loan association described in section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity, (iii) a broker or dealer registered pursuant to section 15 of the Exchange Act or (iv) an insurance company (as defined in section 2(13) of the Securities Act).
     “Beneficially Owned” shall have the meaning provided pursuant to Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934.
     “CIC Shareholders” shall have the meaning set forth in the preamble hereto.
     “Contract” shall mean any contract, arrangement, commitment, understanding, lease, sales order, purchase order, agreement, warranty, indenture, mortgage, note, bond, right, warrant or instrument, whether written or verbal.
     “Escrow Agent” shall mean                                         .
     “Escrow Fund” shall have the meaning assigned to such term in the Escrow Agreement.
     “Permitted Transfer” shall mean (i) the sale of Restricted Shares by a CIC Shareholder in one or more “brokers transactions” (as defined in Rule 144(g) promulgated under the Securities Act of 1933) that, in the aggregate over any consecutive three (3) month period, do not exceed 10,000 Restricted Shares Beneficially Owned by said CIC Shareholder; or (ii) Transfers by a CIC Shareholder to (A) its immediate family members; (B) trusts established by such CIC Shareholder for the benefit of its immediate family members; (C) its Affiliates; (D) charitable organizations and other non-profit entities, so long as the transferees described in (A) through (D) above agree in writing to be bound by the terms of this Agreement.
     “Restricted Shares” shall mean (i) the New Triad Shares (including the Escrow Shares) and (ii) all shares of capital stock or other securities, whether issued by Triad or otherwise,

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issued or paid as dividends or other distributions on or in respect of New Triad Shares or other shares of capital stock or securities otherwise constituting Restricted Shares.
     “Rule 144” shall mean Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.
     “Share Transfer Restriction Agreement Legend” shall have the meaning assigned in Section 4.1.
     “Transfer” shall mean (i) when used as a noun, any sale, transfer, conveyance, grant (including a grant of a security interest), encumbrance, pledge, hypothecation, gift, donation, bequest, devise or other disposition, whether direct or indirect, whether or not for value, and shall include any disposition of the economic or other risks of ownership of Restricted Shares or (ii) when used as a verb, making or effecting any of the foregoing.
     1.2 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. References to Articles, Sections, Subsections or Schedules shall refer to those portions of this Agreement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit or Schedule to this Agreement. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate. The word “class” when used by reference to securities or Restricted Shares shall have the meaning as set forth in Section 12 of the Exchange Act.
ARTICLE II
RESTRICTIONS ON TRANSFERS OF THE RESTRICTED SHARES
     In addition to complying with Rule 144, if applicable, and all other Transfer restrictions and other requirements under any other Law, in each case if and to the extent applicable, each

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CIC Shareholder shall comply with the following restrictions on Transfers of Restricted Shares following the Closing (and any failure to comply therewith shall result in such Transfer being null and void):
     2.1 Escrow Shares. Notwithstanding anything to the contrary contained in this Agreement or any Related Agreement, except as permitted under Section 3.5 of the Escrow Agreement, no CIC Shareholder may Transfer any Restricted Shares constituting Escrow Shares unless and until such shares have been released from the Escrow Fund and distributed to such CIC Shareholder by the Escrow Agent pursuant to the terms of the Escrow Agreement.
     2.2 Initial 90-Day Lock-Up. During the ninety day period from and after the Closing Date, no CIC Shareholder shall Transfer any Restricted Shares Beneficially Owned by such CIC Shareholder other than in an Approved Company Transaction;
     2.3 Primary Restriction Period. During the period from and after ninety days following the Closing Date and ending on the first Anniversary for each CIC Shareholder that is not also a Principal CIC Shareholder, and ending on the fourth Anniversary for each Principal CIC Shareholder, except for Permitted Transfers or an Approved Company Transaction, no CIC Shareholder shall Transfer any Restricted Shares Beneficially Owned by such CIC Shareholder.
     2.4 Termination of Transfer Restraints. After the first Anniversary, each CIC Shareholder that is not also a Principal CIC Shareholder may Transfer any or all of the Restricted Shares (other than Escrow Shares) and after the fourth Anniversary each Principal CIC Shareholder may Transfer any or all of the Restricted Shares (other than Escrow Shares).
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF CIC SHAREHOLDERS
     As of the date of execution of this Agreement, each CIC Shareholder severally represents and warrants to Triad as set forth below. The information disclosed on any Schedule attached hereto shall be deemed to relate solely to the section of this Article III to which such Schedule relates and shall not be deemed to relate to any other sections to which such disclosures may apply unless such disclosure is cross-referenced in the Schedule(s) relating to such other section(s), and only to the extent that the applicable information or risk is described.
     3.1 Due Organization. If such CIC Shareholder is not a natural person, such CIC Shareholder is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
     3.2 Due Authorization. If such CIC Shareholder is not a natural person, such CIC Shareholder has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. If such CIC Shareholder is a natural person, such CIC Shareholder has the legal capacity, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. If such CIC Shareholder is a trust or a custodianship, the trustee of such trust or the custodian of such custodianship, as the case may be, has the legal capacity, power and authority, on behalf of such trust or custodianship, as the case may be, to execute, deliver and perform this Agreement and to

4

consummate the transactions contemplated hereby. Such CIC Shareholder has taken all action required by Law, such CIC Shareholder’s organizational or governing documents (if applicable), or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation by such CIC Shareholder of the transactions contemplated hereby. Such CIC Shareholder has duly and validly executed and delivered this Agreement. This Agreement constitutes legal, valid and binding obligations of such CIC Shareholder, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.
     3.3 Consents and Approvals; Authority.
     (a) Except as described in Schedule 3.3(a), no consent, authorization or approval of, filing or registration with, waiver of any right of first refusal or first offer from, or cooperation from, any Governmental Authority or any other Person is necessary in connection with the execution, delivery and performance by such CIC Shareholder of this Agreement or the consummation by such CIC Shareholder of the transactions contemplated hereby.
     (b) The execution, delivery and performance by such CIC Shareholder, of this Agreement and the consummation by such CIC Shareholder of the transactions contemplated hereby, do not and will not (i) violate any Law applicable to or binding on such CIC Shareholder, or any of such CIC Shareholder’s assets or properties; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of such CIC Shareholder under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which such CIC Shareholder is a party or by which such CIC Shareholder or any of such CIC Shareholder’s assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of such CIC Shareholder or indebtedness secured by any of such CIC Shareholder’s assets or properties; or (iv) violate or conflict with any provision of the certificate of incorporation, bylaws or similar organizational instruments of such CIC Shareholder.
     3.4 Ownership of Triad Common Stock. Such CIC Shareholder has previously provided to Triad a schedule that sets forth (i) the name, address and taxpayer identification number of each CIC Shareholder, and (ii) the number of New Triad Shares (including the number of Escrow Shares) expected to be received by each CIC Shareholder in connection with the Liquidation.
ARTICLE IV
LEGENDS
     4.1 Legends. For so long as the restrictions hereunder are applicable to such shares as determined by Triad in Triad’s reasonable discretion, in addition to any legend required by the Exchange Agreement, all certificates representing New Triad Shares shall be stamped or

5

otherwise imprinted with a legend (the “Share Transfer Restriction Agreement Legend”) in substantially the following form:
“The sale, transfer or other disposition of the shares represented by this certificate prior to                                          is subject to, and may not be made except in compliance with, the conditions specified in a Share Transfer Restriction Agreement with Triad Guaranty Inc. (the “Company”). A copy of the Share Transfer Restriction Agreement is on file and may be inspected at the principal office of the Company and will be furnished by the Company to the holder hereof upon request and without charge.”
     4.2 Removal of Legends.
     (a) Upon receipt by Triad of satisfactory written evidence (which evidence shall include, at Triad’s reasonable request, an opinion of counsel reasonably acceptable to Triad, in form and substance reasonably acceptable to Triad) that a CIC Shareholder has Transferred or is Transferring Restricted Shares in accordance with the requirements of this Agreement and otherwise in compliance with the Securities Act and all applicable state securities laws, along with the certificate or certificates representing the Restricted Shares Transferred or to be Transferred, Triad shall promptly instruct its transfer agent to register the number of shares Transferred or to be Transferred in the name of the transferee or to the selling broker in “street name” and to deliver one or more new certificates representing such Transferred shares to the CIC Shareholder or to the CIC Shareholder’s designee(s), provided that Triad shall have no obligation to provide such instructions to its transfer agent unless such Transfer was made or is being made in compliance with all of the provisions of this Agreement.
     (b) At any time following the first Anniversary (with respect to a CIC Shareholder that is not also a Principal CIC Shareholder) or the fourth Anniversary (with respect to a Principal CIC Shareholder), as applicable, upon receipt by Triad from such CIC Shareholder of one or more certificates representing Restricted Shares, Triad shall promptly instruct its transfer agent to (i) cancel such returned certificate or certificates and (ii) deliver one or more new certificates representing such Restricted Shares to such CIC Shareholder or to such CIC Shareholder’s designee, which new certificate or certificates shall not contain the Share Transfer Restriction Agreement Legend.
     4.3 Later Delivery of Certificates. In the event that any additional shares of Triad Common Stock or other shares of capital stock or securities shall become Restricted Shares at any time following the Closing, upon the request of Triad, the holder of such Restricted Shares shall promptly deliver the certificates for such New Triad Shares to Triad for the sole purpose of permitting Triad to stamp or otherwise imprint the Share Transfer Restriction Agreement Legend thereon. Triad shall promptly return such certificates to such holder after Triad has so stamped or imprinted such certificates.
     4.4 Uncertificated Shares. To the extent any Restricted Shares are not evidenced by certificates, the books and records of Triad or the applicable issuer (including those maintained by the registrar or transfer agent of such class of Restricted Shares) shall contain appropriate

6

notation indicating that such shares are subject to, and the Transfer thereof is subject to, and may not be made except in compliance with, all of the provisions of this Agreement.
     4.5 No Limitation of Indemnification Obligations. Nothing in this Article IV shall limit or otherwise affect the indemnification obligations of the CIC Shareholders set forth in Article VIII of the Exchange Agreement or the obligation of any CIC Shareholder to comply with all of the provisions of this Agreement.
ARTICLE V
MISCELLANEOUS
     5.1 Termination In Certain Events. The provisions of this Agreement shall terminate and be of no further force and effect upon the fifth Anniversary.
     5.2 Implementing, Agreement. Subject to the terms and conditions hereof, each party hereto shall take all action required of it to fulfill its obligations under the terms of this Agreement and shall otherwise use all commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby. Each party hereto agrees that he, she or it will take no action that would have the effect of preventing or impairing the performance by any party hereto of its respective obligations under this Agreement.
     5.3 Amendment. This Agreement may be amended, modified or supplemented but only with the written consent of Triad and the CIC Shareholders Beneficially Owning a majority of the Restricted Shares.
     5.4 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been received, (a) when delivered if given in person or by courier or a courier service, (b) on the date of transmission if sent by facsimile or other wire transmission (receipt confirmed by return facsimile) or (c) five (5) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:
     (a) If to any CIC Shareholder, addressed to the address listed for such CIC Shareholder on the schedule for such CIC Shareholder referred to in Section 3.4, with a copy to:

Collateral Investment Corp.
c/o Collateral Mortgage
1900 Crestwood Blvd.
Birmingham, Alabama 35210
Attention:	William T. Ratliff
Facsimile No.:	(205) 951-4070

with copies to:
Collateral Investment Corp.
c/o Collateral Mortgage
1900 Crestwood Blvd.
Birmingham, Alabama 35210

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Attention	: Cheryl R. Stone
Facsimile No.:	(205) 951-4070

and
Maynard, Cooper & Gale, P.C.
1901 6th Avenue North
Suite 2400
Birmingham, Alabama 35203
Attention:	Gregory S. Curran
Facsimile No.:	(205) 254-1999

(b)	If to Triad, addressed as follows:

	N.	Triad Guaranty Inc.
	O.	101 S. Stratford Rd.
	P.	Winston-Salem, NC 27104
Q.	Attention:	Earl F. Wall, Esq.
R.	Facsimile:	(336) 331-1519
S.
T.	with a copy to:
U.
	V.	Lord, Bissell & Brook, LLP
	W.	115 South LaSalle Street
	X.	Chicago, Illinois 60603
Y.	Attention:	John S. Chapman
Z.	Facsimile:	(312) 443-0336
or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.
     5.5 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.
     5.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original signature for all purposes.
     5.7 Successors And Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto

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and their respective successors, assigns, heirs and legal representatives. Additionally the parties hereto agree that, to the extent Triad is not the issuer of a particular class of securities or Restricted Shares subject to this Agreement, Triad shall have the right to assign to the issuer of such class of securities or Restricted Shares Triad’s rights and obligations under this Agreement with respect to such class of securities or Restricted Shares and any such assignment will not operate as a termination or limitation of Triad’s rights and obligations under this Agreement with respect to any other class of securities or Restricted Shares. Triad shall remain liable for any of its obligations under this Agreement that are assigned in accordance with this Section 5.7.
     5.8 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.
     5.9 Remedies. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by Law, in equity or otherwise. Each of the parties hereto hereby acknowledges and agrees that the other parties would be damaged irreparably in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Each of the parties hereto hereby agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches (or threatened breaches) of the provisions of this Agreement and to enforce specific performance of the provisions of this Agreement in addition to any other remedies provided in this Agreement and any other rights or remedies available by Law, in equity or otherwise.
     5.10 Entire Understanding. This Agreement, the Exchange Agreement and the Escrow Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.
     5.11 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.
[Signatures on Following Page]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

TRIAD GUARANTY INC.

By:

Name:
Title:

COLLATERAL INVESTMENT CORP.

By:

Name:

Title:

THE PRINCIPAL CIC SHAREHOLDERS:

[Principal CIC Shareholder]

[Principal CIC Shareholder]

[Principal CIC Shareholder]

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Exhibit C
OPINIONS (Note — The following opinions will be subject to customary assumptions and qualifications.)
1. Collateral Investment Corp. (“CIC” or the “Company”) is incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.
2. The Company has all necessary corporate power and authority, and all necessary shareholder approval, to execute and deliver, and to perform its obligations under, the Exchange Agreement, the Related Agreements (defined in the Exchange Agreement as the Escrow Agreement, the Share Transfer Restriction Agreement and any other document or agreement delivered in connection with the Exchange Agreement), the CML Transaction (as defined in the Exchange Agreement) and the Liquidation (as defined in the Exchange Agreement).
3. The Company owns all of the Old Triad Shares (as defined in the Exchange Agreement) beneficially and of record,1 and has full power and authority to convey, and the Exchange Agreement (including the deliveries required thereby) is sufficient to convey, the Old Triad Shares, and upon delivery of the Old Triad Shares in exchange for the New Triad Shares pursuant to the Exchange Agreement, Triad will be a “protected purchaser” of such Old Triad Shares within the meaning of Section 8-303 of the UCC if it has no notice of any adverse claim with respect to such shares within the meaning of Section 8-105 of the UCC, and no action based on an adverse claim to such Old Triad Shares may be asserted against Triad if Triad has no notice of such adverse claim within the meaning of Section 8-105 of the UCC.
4. No consent, approval, authorization or order of or filing, registration or qualification with any court or governmental agency or body is required in connection with (i) the execution and delivery by the Company of the Exchange Agreement and Related Agreements, (ii) the consummation of the transactions provided for in the Exchange Agreement and the Related Agreements, except such as may be required under the blue sky or securities laws of any jurisdiction and such other approvals as have already been obtained or made, and (iii) the consummation of the Liquidation, except for any filings required to be made with the Delaware Secretary of State in connection with the dissolution of the Company.
5. The Exchange Agreement and Related Agreements have been duly authorized, executed and delivered by the Company and are valid, legal and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditor’s rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Liquidation has been duly authorized by the Company.
6. The execution and delivery of the Exchange Agreement and Related Agreements by the Company and the consummation by the Company of the transactions contemplated by the

[1]	This opinion will require reliance on information provided by the Company’s transfer agent.

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Exchange Agreement and Related Agreements and the Liquidation will not result in any violation of the Certificate or bylaws of the Company or the charter or bylaws of any Company Subsidiary. The assignments, endorsements, stock powers and other instruments of transfer delivered by CIC to Triad at the Closing will be sufficient to transfer to Triad the entire interest, legal and beneficial, in the Old Triad Shares. Except for the Exchange Agreement, there is no subscription, option, warrant, call, conversion or other right, commitment or contract of any nature obligating CIC or any CIC Shareholder or any Affiliate of CIC (as defined in the Exchange Agreement) or any CIC Shareholder to transfer or sell, or cause the transfer or sale of, any Old Triad Shares. There are no voting agreements, voting trust agreements, proxies or shareholder or similar agreements relating to the Old Triad Shares.

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